As filed with the Securities and Exchange Commission on January 29, 2009

Registration No. 333-151783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT NO. 1
TO THE
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA LOGISTICS GROUP, INC.
(Name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

65-1001686
(I.R.S. Employer Identification Number)

7300 Alondra Boulevard
Suite 108
Paramount, California 90723
(562) 408-3888
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mr. Wei Chen
CEO and President
China Logistics Group, Inc.
7300 Alondra Boulevard
Suite 108
Paramount, California 90723
(562) 408-3888
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
———————
with a copy to:

James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard N.W.
Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration fee(3)

Common stock, par value $0.001 per share (1)	16,445,500	$0.60	$9,867,300	$387
Common stock, par value $0.001 per share (2)	15,113,000	$0.60	$9,067,800	357
	31,558,500			$744
———————
(1)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.35 per share.
(2)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.50 per share.
(3)	Of the total amount of the registration fee, $523 has been previously paid and the balance of $221 was paid with this filing.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants in the event of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2009

PROSPECTUS

China Logistics Group, Inc.

31,558,500 shares of Common Stock

This prospectus relates to periodic offers and sales of 31,558,500 shares of our common stock by the selling security holders underlying outstanding warrants which are held by the selling security holders, including:

•	up to 16,445,500 shares issuable upon the possible exercise of our Class A warrants; and

•	up to 15,113,000 shares issuable upon the possible exercise of our Class B warrants.

We will not receive any proceeds from the sale of the shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

For a description of the plan of distribution of these shares, please see page 50 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol "CHLO" On January 26, 2009 the last reported sale price for our common stock was $0.05 per share.

The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based upon our recurring losses from operations, our net working capital deficiency, our stockholders' deficiency and our accumulated deficit.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2009

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER PERTINENT INFORMATION

We maintain our web site at www. chinalogisticsinc.com. Information on this web site is not a part of this prospectus. All share and per share information contained in this prospectus gives proforma effect to the 1:40 reverse stock split of our outstanding common stock which was effective on March 11, 2008.

Unless specifically set forth to the contrary, when used in this prospectus the terms “China Logistics", "we", "us", "our", the "Company", and similar terms refer to China Logistics Group, Inc., a Florida corporation formerly known as MediaReady, Inc., and its subsidiaries.

PROSPECTUS SUMMARY

About Us

Through our majority owned subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”), we operate as a non-asset based international freight forwarder and logistics manager located in the People's Republic of China (PRC). Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China. While it can also arrange for the logistics for importing goods into China, historically less than 1% of its revenues are derived from these services. Shandong Jiajia does not own any containers, trucks, aircraft or ships. It contracts with companies owning these assets to provide transportation services required for shipping freight on behalf of its customers.

We acquired 51% of Shandong Jiajia in December 2007. Prior to this transaction, since 2003 we had been seeking to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources and a highly competitive marketplace dominated by large, international competitors. We did not report any revenues from our historical operations during 2007. In 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value which resulted in the transaction with Shandong Jiajia. Our business focus is now growing the operations of Shandong Jiajia and we do not anticipate pursuing any further efforts to generate revenues from our historical operations.

The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based upon our recurring losses from operations, our net working capital deficiency, our stockholders' deficiency and our accumulated deficit.

Our principal executive offices are located at 7300 Alondra Boulevard., Suite 108, Paramount, California 90723 and our telephone number at that office is (562) 408-3888. We are on a calendar year; accordingly our year end is December 31.

SUMMARY OF THE OFFERING

This prospectus covers the resale of a total of 31,558,500 shares of our common stock by the selling security holders underlying outstanding warrants held by the selling security holders which includes up to 16,445,500 shares that are issuable upon the exercise of the Class A warrants and up to 15,113,000 shares that are issuable upon the exercise of the Class B warrants.  Included in the shares that may be offered by the selling security holders are 200,000 shares which are issuable upon the exercise of Class A warrants held by China Direct Investments, Inc., a subsidiary of China Direct, Inc., a principal shareholder of our company.  Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:
Outstanding Prior to this Offering:	34,508,203 shares of common stock on January 26, 2009.

Common Stock Reserved:
An aggregate of 38,058,500 shares of our common stock, including 4,500,000 shares of our common stock issuable upon the possible conversion of 450,000 shares of Series B Convertible Preferred Stock which are presently issued and outstanding and 33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants and options at exercise prices ranging from $.30 per share to $0.50 per share. The resale of up to 31,558,500 shares issuable upon the exercise of warrants are covered by this prospectus.

Common Stock
Outstanding After this Offering:
72,566,703 shares of common stock, assuming the issuance of  4,500,000 shares of common stock underlying 450,000 shares of Series B Convertible Preferred Stock which are presently outstanding as well as 33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants and options at exercise prices ranging from $.30 per share to $0.50 per share.

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

Overview of the 2008 Unit Offering

In April 2008, we completed the private placement of 15.113 units of our securities at an offering price of $250,000 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The terms of the warrants are described elsewhere herein under "Description of Securities - Common stock purchase warrants." The purchasers of the units are accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering.

Skyebanc, Inc., a broker-dealer and a member of FINRA, acted as a selling agent for us in the offering.  As compensation for its services, we paid Skyebanc, Inc. a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock. In addition, we paid due diligence fees to an advisor to our company as well as to two advisors to investors in the offering in connection with this offering, as well as legal fees for both investors' counsel and our counsel which are described in a table appearing later in this section. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3,360,000. Approximately $2,000,000 of the net proceeds were used by us as a contribution to the registered capital of our subsidiary Shandong Jiajia and as additional working capital for that company, approximately $140,000 was used to pay accrued professional fees and the balance of the net proceeds from the transaction are being used for working capital purposes. Subsequently, we have provided an additional $500,000 to Shandong Jiajia as additional working capital.

We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the warrants so as to permit the public resale thereof. This prospectus is part of that registration statement. We have included all shares of our common stock issuable upon the exercise of the Class A and Class B warrants included in the units sold in the offering, together with all shares of our common stock issuable upon exercise of the Class A warrants issued to the selling agent, finders and consultants in the offering.  We will pay all costs associated with the filing of this registration statement. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants which is $257,000 per month, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants or $1,542,000. While we filed the registration statement prior to 60 days from the closing date, the registration statement was not declared effective within 180 days of the closing date.  The transaction documents also provide for the payment of liquidated damages to the investors if we should fail to be a current reporting issuer and/or to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

The Subscription Agreement for the offering provides that while the purchasers own any securities sold in the offering such securities are subject to anti-dilution protections afforded to the purchasers. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of share purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants. In the event we enter into a transaction which triggers these anti-dilution rights, we will automatically:

•
issue additional shares to the purchasers to take into account the amount paid by the purchaser as of the closing date for the shares included in the units so that the per share price paid by the purchaser equals the lower price in the subsequent issuance,

•	reduce the warrant exercise price of any unexercised warrants then held by the purchaser to such lower price, and

•
if necessary, issue additional shares to purchaser to take into account the amount paid, whether in cash or by cashless exercise, by the purchaser if the purchaser has exercised any warrants so that the per share exercise price and to the exercise price for the exercised warrants equals the lower price of the subsequent issuance.

In addition, until eight months after the effective date of the registration statement of which this prospectus is a part, purchasers will have a right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply in limited exceptions, including:

•	strategic license agreements or similar partnering arrangements provided that the issuances are not for the purpose of raising capital and there are no registration rights granted,

•
strategic mergers, acquisitions or consolidation or purchase of substantially all of the securities or assets of a corporation or other entity provided that we do not grant the holders of such securities registration rights, and

•
the issuance of common stock or options pursuant to stock option plans and employee purchase plans at exercise prices equal to or higher than the closing price of our common stock on the issue/grant date or as a result of the exercise of warrants issued either in the 2008 Unit Offering or which were outstanding prior to the 2008 Unit Offering.

Finally, under the terms of the Subscription Agreement for the offering we agreed that:

•
until the earlier of the registration statement of which this prospectus is a part having been effective for 240 days or the date on which all the shares of common stock sold in the offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8, and

•
until the earlier of two years from the closing date or the date on which all shares of common stock sold in the offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

•	amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors,

•	repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities, or

•	prepay any financing related or other outstanding debt obligations.

The following tables and other narrative information provide additional information on this offering.

Fees and Payments Associated with the Transaction

The table below sets forth disclosure of the dollar amount of each payment (including the value of any payments to be made in shares of our common stock) in connection with the sale of the units that we have made or may be required to make to:

•	each selling security holder,

•	any affiliate of a selling security holder, or

•	any person with whom any selling security holder has a contractual relationship regarding the sale of the units.

The amounts include liquidated damages, payments made to finders or any other potential payments but excludes the commission fees paid to Skyebanc, Inc.

Selling Security Holder	Payment Reference	Date	Amount
Osher Capital Partners, LLC	Due diligence fee(1)	Closing	$392,512
Utica Advisors, LLC	Due diligence fee(2)	Closing	443,678
China Direct Investments, Inc.	Advisory fee (3)	Closing	369,960
Legal counsel for selling shareholders	Legal fees	Closing	27,500
Legal counsel for China Logistics	Legal fees	Closing	50,000
All selling security holders	Liquidated damages (4)	Varied	1,542,000
Total			$2,825,650
———————
1	Osher Capital Partners, LLC was an investor in the offering. Includes a cash payment of $55,000 and Class A warrants to purchase 440,000 shares of our common stock which are valued at $337,512.

2
Utica Advisors, LLC served as an advisor for certain investors in the offering. Includes a cash payment of $60,625 and Class A warrants to purchase 485,000 shares of our common stock which are valued at $383,053.

3
China Direct Investments, Inc. served as an advisor to us on the offering. China Direct Investments, Inc. received a cash payment of $200,000 and Class A warrants to purchase 200,000 shares of our common stock which are valued at $169,960. China Direct Investments, Inc. is a subsidiary of China Direct, Inc., a principal shareholder of our company.

4
We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Class A and Class B warrants issued in the 2008 Unit Offering so as to permit the public resale thereof. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages to the investors in that offering in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants. While we filed the registration statement prior to 60 days from the closing date, the registration statement was not declared effective within 180 days of the closing date.  Accordingly, for the purposes of this table we have assumed the payment of the maximum liquidated damages to the investors.

Net Proceeds From the Sale of the Units

The table below sets forth disclosure of the net cash proceeds to us from the sale of units under the terms of the Subscription Agreement.

Gross proceeds received	$3,778,250
Less legal fees	(77,500)
Less due diligence fees (1)	(315,625)
Less placement agent fees (1)	(25,938)
Net proceeds	$3,359,187

Total possible payments to selling security holders during first year (2)	$1,542,000
———————
1	Includes cash payments but excludes the value of any warrants issued as set forth above.

2	Assumes the payment of the maximum liquidated damages as registration rights penalties under the terms of the Subscription Agreement as described in the foregoing table.

Possible Profit to the Purchasers of the 2008 Unit Offering on the Shares of Common Stock Included in the Units

Under the terms of the Subscription Agreement we issued the investors a total of 15,113,000 shares of our common stock as a component of the units purchased in the offering at an effective offering price of $0.25 per share assuming no value is attributed to the warrants included in the units. The average of the closing price of our common stock as reported on the OTC Bulletin during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. The following table illustrates the possible profit to the selling security holders at the closing of the offering based upon the difference between the purchase price of the units and the fair market value of our common stock at closing. While the units consisted of shares of our common stock, Class A warrants and Class B warrants, for the purposes of this table we have allocated the entire purchase price of the units to the shares of common stock included in the units and ascribed no value to the warrants included in the units.

Total Shares Underlying the Units Purchased in the Offering by the Selling Security Holders	Combined Purchase Price of the Shares	Combined Market Price of Shares	Total Possible Discount to the Market Price on the Sale Date

15,113,000	$3,778,250	$12,230,346	$8,452,096

Possible Profit to the Purchasers of the 2008 Unit Offering on the Shares of Common Stock Underlying the Warrants Included in the Units

Under the terms of the Subscription Agreement we issued the investors Class A warrants to purchase a total of 15,113,000 shares of our common stock at an exercise price of $0.35 per share and Class B warrants to purchase a total of 15,113,000 shares of our common stock at an exercise price of $0.50 per share. The average of the closing price of our common stock as reported on the OTC Bulletin Board during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. Both the exercise price of the warrants and the number of shares issuable upon exercise of the warrants is subject to adjustment if we should issue shares of common stock or other securities convertible or exercisable into shares of common stock or otherwise reprice any existing conversion or exercise prices to a price less than the then current exercise price. For the purposes of this table, however, we have not assumed any event will occur which will result in a reset in the exercise price of the warrants.  As set forth in footnote 2, the information in this table also excludes the Class A warrants issued as compensation or due diligence fees.

Total Possible Shares to be Received Upon Exercise of the Warrants (1)	Combined Market Price of Shares Underlying Warrants	Combined Exercise Price of the Total Number of Shares Underlying the Warrants	Total Possible Discount to the Market Price on the Sale Date of the Units

30,226,000 (2)	$24,460,693	$12,846,050	$11,614,643
———————
1	Assumes the cash exercise of all warrants at their respective initial exercise prices.

2
Excludes an aggregate of 1,332,500 shares underlying warrants we issued as compensation in the 2008 Unit Offering, including an aggregate of 207,500 shares underlying warrants issued to the selling agent and an aggregate of 1,125,000 shares underlying warrants issued as compensation for due diligence and advisory services.

Comparison of Net Proceeds to us and Total Possible Profit to Selling Security Holders

Gross proceeds to us	$3,778,250
Less legal fees:	(77,500)
Less due diligence fees (1)	(315,625)
Less placement agent fees (1)	(25,938)
Net proceeds to us	$3,359,187

Combined total possible profit of selling security holders (2)	$20,066,739

Approximate percentage of the net proceeds received by us to the combined total possible profit of selling security holders.	17%
———————
1	Includes cash payments but excludes the value of any warrants issued as set forth above.

2
Includes a possible profit of $8,452,096 on the shares of our common stock included in the units and a possible profit of $11,614,643 on the warrants included in the units as set forth in the tables appearing earlier in this section.

Possible Profit to the Finders and Consultants in the 2008 Unit Offering on the Shares of Common Stock Underlying the Warrants

In connection with the 2008 Unit Offering we paid issued Class A Warrants to purchase an aggregate of 1,125,000 shares of our common stock as due diligence fees to an advisor to our company as well as to two advisors to investors in the offering in connection with this offering.  These warrants are exercisable at $0.35 per share.  The average of the closing price of our common stock as reported on the OTC Bulletin Board during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. Both the exercise price of the warrants and the number of shares issuable upon exercise of the warrants is subject to adjustment if we should issue shares of common stock or other securities convertible or exercisable into shares of common stock or otherwise reprice any existing conversion or exercise prices to a price less than the then current exercise price. For the purposes of this table, however, we have not assumed any event will occur which will result in a reset in the exercise price of the warrants.

Total Possible Shares to be Received Upon Exercise of the Warrants (1)	Combined Market Price of Shares Underlying Warrants	Combined Exercise Price of the Total Number of Shares Underlying the Warrants	Total Possible Discount to the Market Price on the Sale Date of the Units

1,125,000	$910,418	$393,750	$516,668
———————
1	Assumes the cash exercise of all warrants at their initial exercise price.

Relationship of Outstanding Shares Before and After the Offering

The table below sets forth disclosure about our common stock held by the selling security holders, our affiliates and affiliates of the selling security holders.

No. of shares outstanding prior to offering held by persons other than the selling security holders, our affiliates and affiliates of the selling security holders	No. of shares registered for resale by the selling security holders or affiliates of the selling security holders in prior registration statements	No. of shares registered for resale on behalf of the selling security holders or affiliates of the selling security holders in this prospectus

8,376,283	—	31,558,500

Prior Securities Transactions with the Selling Security Holders

We have not been a party to any prior securities transaction with any selling security holder, an affiliate of any selling security holder, or any person with whom any selling security holder has a contractual relationship, including any predecessors of any of those persons, regarding any prior securities transaction except China Discovery Investors, Ltd., an investor in the offering, and China Direct Investments, Inc. which served as an advisor to us in the offering. China Discovery Investors, Ltd. is an investment partnership of which Mr. Marc Siegel is a 40% owner. China Discovery Advisors, LLC is the fund advisory to China Discovery Investors, Ltd. Mr. Marc Siegel is the sole officer of and has voting and dispositive control over China Discovery Investors, Ltd. Mr. Siegel is formerly an executive officer and director of China Direct, Inc., a principal shareholder of our company which, through its subsidiaries, has provided consulting services to us which were unrelated to securities transactions. China Direct Investments, Inc. is a wholly-owned subsidiary of China Direct, Inc.

Short Position Information

Double U Master Fund, L.P., a selling security holder, has advised us that they have an existing short position in our common stock. Double U Master Fund, L.P. entered into its short position on May 28, 2008 which was after the date of the sale of the units pursuant to the Subscription Agreement, but prior to the filing of the registration statement of which this prospectus is a part. Cranshire Capital, L.P., a selling security holder, has declined to provide us any information on any short position the company may or may not have in our common stock. Each of Double U Master Fund , L.P. and Cranshire Capital, L.P. acknowledge, and each entity has advised us in writing, that it is the entity’s policy to comply with the position of the staff of the Securities and Exchange Commission that short sales of common stock made prior to the effectiveness of a PIPE (private investment in public equity) re-sale registration statement (such as the registration statement of which this prospectus forms a part) may not be covered with shares acquired after the PIPE transaction and subject to such registration statement. Other than as set forth above, each of the selling security holders have advised us that such selling security holder does not have an existing short position in our common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

In December 2007 we acquired a 51% interest in Shandong Jiajia in a capital  transaction, implemented through a reverse acquisition.  While we were the legal survivor for accounting purposes, Shandong Jiajia was the accounting acquirer.  Accordingly, the historical cost basis of the assets and liabilities of Shandong Jiajia have been carried forward and the historical information presented, including the statements of operations, statement of stockholders’ equity (deficit) and statements of cash flows, are those of Shandong Jiajia.

The following summary of our financial information for the nine months ended September 30, 2008 (unaudited) and 2007 (restated)(unaudited) and the years ended December 31, 2007 (restated) and 2006 (restated) which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

Income Statement Data:

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)		(restated)	(restated)

Sales	$27,753,459	$24,575,206	$35,298,453	$30,311,924
Gross profit (loss)	1,603,629	990,462	1,262,257	(572,847)
Total operating expenses	1,146,475	452,033	536,377	912,276
Operating income (loss)	457,154	538,429	725,880	(1,485,123)
Total other income	1,142,495	10,580	13,575	18,812
Net income (loss)	$644,264	$501,973	$347,948	$(1,476,700)
Other comprehensive income (loss)	115,853	5,549	(228,976)	12,754
Comprehensive income (loss)	$760,117	$507,522	118,972	(1,463,946)

Balance Sheet Data:

	September 30,	December 31,
	2008	2007	2006
	(restated)	(restated)
	(unaudited)
Working capital (deficit)	$4,257,135	$(3,300,162)	$(180,695)
Cash	$3,871,973	$1,121,605	$822,908
Total current assets	$8,878,131	$5,269,566	$3,205,239
Total assets	$8,928,721	$5,329,009	$3,260,231
Total current liabilities	$4,620,996	$8,569,728	$3,385,934
Total liabilities	$4,620,996	$8,569,728	$3,385,934
Total shareholders' equity (deficit)	$2,981,215	$(3,911,229)	$(125,703)

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

IN DECEMBER 2007 WE CHANGED OUR BUSINESS THROUGH THE ACQUISITION OF A MAJORITY OWNERSHIP INTEREST IN SHANDONG JIAJIA WHICH IS LOCATED IN THE PRC. OUR MANAGEMENT WHO ARE ALSO LOCATED IN THE PRC MAY NOT BE SUCCESSFUL IN TRANSITIONING THE INTERNAL OPERATIONS OF A PRIVATELY HELD CHINESE COMPANY TO A SUBSIDIARY OF A U.S. PUBLICLY HELD COMPANY.

On December 31, 2007 we entered into an agreement to acquire of a 51% interest in Shandong Jiajia. Following this transaction which was treated as a reverse acquisition for accounting purposes the business and operations of Shandong Jiajia represent all of our business and operations.  The original owners of Shandong Jiajia continue to own the remaining minority interest and since July 2008 have served as our sole executive officers and directors. Our acquisition of Shandong Jiajia provides various challenges for our company, including, among others:

•	none of the members of our management have any experience in operating a U.S. public company and the costs associated therewith may adversely impact the operating results of Shandong Jiajia, and

•
we will need to upgrade the internal accounting systems at Shandong Jiajia, as well as educating its staff as to the proper collection and recordation of financial data to ensure that we can continue to file our annual, quarterly and other reports with the Securities and Exchange Commission on a timely basis.

There can be no assurance that  there will not be substantial costs associated with upgrading of the accounting systems at Shandong Jiajia and the establishment of disclosure controls necessary to ensure that the reports we file with the Securities and Exchange Commission are filed on a timely basis, either of which could have a material adverse effect on our future operating results. If we are unable to properly and timely integrate and upgrade the disclosure and accounting operations of Shandong Jiajia into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy. Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board, which could adversely affect a shareholder’s ability to resell their investment in our company.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED CONCERN ABOUT OUR ABILITY TO CONTINUE AS GOING CONCERN.  IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN YOU WILL LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

For the nine months ended September 30, 2008 we reported net income of $644,264 and cash used in operations of approximately $895,000.  At September 30, 2008 we had cash on hand of approximately $3,870,000.   For the year ended December 31, 2007 we reported net income of $347,948 and had cash on hand at December 31, 2007 of approximately $1,120,000.  The increase of cash during the 2008 period is reflective of proceeds from the 2008 Unit Offering described elsewhere herein.  However, the report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our recurring losses from operations, net cash used in operations, working capital deficit, stockholders’ deficiency and accumulated deficit.  Our results of operations for 2007 do not include costs associated with our public company reporting obligations which have served to increase our operating expenses in the 2008 period.  Our ability to continue as a going concern is dependent upon our ability to continue to increase our sales, maintain profitable operations and increase our net income in future periods.

We believe our current level of working capital and cash generated from operations may not be sufficient to meet our cash requirements for 2009 without an increase in our net income.  Given the global economic slowdown which is impacting our revenues, we are uncertain as to our results during 2009 and it is likely we will seek to obtain additional working capital during 2009.  However, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed, particularly in light of the current economic crisis which is adversely impacting the ability of most small U.S. public companies to raise capital through equity or a combination of equity and debt transactions.   In addition, the terms of our 2008 Unit Offering described elsewhere herein contain certain restrictive covenants which could hinder our ability to raise additional capital.  There are no assurances that we will have sufficient funds necessary to expand our company, pay our operating expenses and obligations as they become due or generate positive operating results.  If we are unable to maintain profitable operations and increase our net profit in sufficient amounts to fund our operating expenses, and if we are unable to obtain additional capital as needed, it is possible that we would be required to curtail some or all of our planned operations, in which event our results of operations in future periods would be adversely impacted.  Any significant decrease in our sales in future periods or our failure to report profitable operations could be result in a decline in the price of our common stock.  In addition, if we were forced to curtail all of our operations you could lose your entire investment in our company.

WE ARE THE SUBJECT OF AN COMPLAINT FILED BY THE SECURITIES AND EXCHANGE COMMISSION WHICH COULD RESULT IN DISGORGEMENT AND CIVIL MONETARY PENALTIES.

As a result of the September 24, 2008 complaint filed by the Securities and Exchange Commission against us and Messrs. Harrell and Aubel as described later in this prospectus under “Our Business - Legal Proceedings,” we have agreed in principle to entry of a consent order granting the Securities and Exchange Commission the injunctive relief it seeks against us. We have been cooperating with the Securities and Exchange Commission in this proceeding and are still in settlement discussions with it regarding disgorgement and prejudgment interest sought by the Securities and Exchange Commission.  In the event we are unable to reach an agreement with the Securities and Exchange Commission with respect to disgorgement and prejudgment interest, we have agreed with the Securities and Exchange Commission to have the court determine the propriety of such amounts, if any.  In addition, the pending lawsuit with the Securities and Exchange Commission may result in additional claims by shareholders, regulatory proceedings, government enforcement actions and related investigations and litigation. We cannot predict the ultimate outcome of this litigation and any continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, our agreement to entry of a consent order granting the Securities and Exchange Commission injunctive relief restraining us from future violations of Federal securities laws may make future financing efforts more difficult and costly.

WE HAVE MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING WHICH HAVE LEAD TO RESTATEMENTS OF OUR 2007 FINANCIAL STATEMENTS AS WELL AS INTERIM FINANCIAL STATEMENTS IN 2008.  THERE IS MORE THAN A REMOTE LIKELIHOOD THAT OUR FINANCIAL STATEMENTS WILL CONTAIN ERRORS IN FUTURE PERIODS.

Upon completion of an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as well as management’s assessment of the effectiveness of our internal control over financial reporting at December 31, 2007 as required by Section 404 of the Sarbanes-Oxley Act of 2002 our management concluded that neither our disclosure controls and procedures nor our internal control over financial reporting were effective. In addition, management’s assessment of the effectiveness of our internal control over financial reporting at December 31, 2007 excluded the operations of Shandong Jiajia. Given that those operations are in the PRC it is likely that had Shandong Jiajia been included in the assessment our management would have determined we had additional material weaknesses in our internal control over financial reporting. Subsequent to December 31, 2007 we have restated our December 31, 2007 financial statements on two occasions, as well as our interim financial statements for the quarterly periods ended March 31, 2008 and June 30, 2008, because of  errors in those statements.

We do not have a Chief Financial Officer or similarly titled executive officer who is a financial professional and we have historically relied upon the services of outside accountants. In addition, we have an inadequate number of personnel with the requisite expertise in U.S. generally accepted accounting principles to ensure the proper application thereof.  PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Until such time as we are able to supplement our accounting staff, it is possible that accounting errors will continue to occur which are not prevented or detected. Accordingly, due to the nature of the material weaknesses in our internal control over financial reporting, there is more than a remote likelihood that additional material misstatements of our annual or interim financial statements could occur.

WE ARE DEPENDENT ON THIRD PARTIES FOR EQUIPMENT AND SERVICES ESSENTIAL TO OPERATE OUR BUSINESS, AND WE COULD LOSE CUSTOMERS AND REVENUES IF WE FAIL TO SECURE THIS EQUIPMENT AND THESE SERVICES.

We are a non-asset based freight forwarding company and we rely on third parties to transport the freight we have arranged to ship. Thus, our ability to forward this freight and the costs we incur in connection therewith is dependent on our ability to find carriers willing to ship such freight at acceptable prices. This, in turn, depends on a number of factors beyond our control, including availability of cargo space, which depend on the season of the year, the shipment’s transportation lane, the number of transportation providers and the availability of equipment. An increase in the cost of cargo space due to supply shortages, increases in fuel cost or other factors would increase costs and may reduce our profits, which will adversely impact our results of operations in future periods.

WE RELY ON OVERSEAS CARGO AGENTS TO PROVIDE SERVICES TO US AND TO OUR CUSTOMERS, AND OUR ABILITY TO CONDUCT BUSINESS SUCCESSFULLY MAY BE AFFECTED IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH THESE OVERSEAS CARGO AGENTS.

We rely on the services of independent cargo agents, who may also be providing services to our competitors, which may include consolidating and deconsolidating various shipments. Although we believe our relationships with our cargo agents are satisfactory, we may not be able to maintain these relationships. If we were unable to maintain these relationships or develop new relationships, our service levels, operating efficiency, future freight volumes and operating profits may be reduced which will adversely impact our results of operations in future periods.

WE INCUR SIGNIFICANT CREDIT RISKS IN THE OPERATION OF OUR BUSINESS WHICH COULD REDUCE OUR OPERATING PROFITS.

Various aspects of freight forwarding involve significant credit risks. It is standard practice for exporters to expect freight forwarders to offer 30 days or more credit on payment of their invoices from the time cargo has been delivered for shipment. Competitive conditions require that we offer 30 days or more credit to many of our customers. In order to avoid cash flow problems and bad debts, we attempt to maintain tight credit controls and to avoid doing business with customers we believe may not be creditworthy. However, we may not be able to avoid periodic cash flow problems or be able to avoid losses in the event customers to whom we have extended credit either delay their payments to us or become unable or unwilling to pay our invoices after we have completed shipment of their goods or rendered other services to them, all of which could reduce our operating profits.

RISKS RELATED TO DOING BUSINESS IN CHINA

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS.

All of our operations and substantially all of our assets are in China. In addition, all of executive officers and directors reside within China. As a result, it may not be possible to effect service of process within the United States upon these executive officers or directors, or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions under U.S. federal securities laws or applicable state securities laws. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

FLUCTUATION IN THE VALUE OF THE RENMINBI (RMB) MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.  Our revenues and costs and our assets are denominated in RMB. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position in future periods. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we might need to convert U.S. dollars into RMB for such purposes.  These increased costs would result in greater operating expenses to us and could increase our operating loss in future periods.

SUBSTANTIALLY ALL OF OUR ASSETS AND ALL OF OUR OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Shandong Jiajia. If that should occur, as Shandong Jiajia represents all of our current operations, it is likely that we would be forced to cease operations.

A SLOWDOWN IN THE CHINESE ECONOMY OR AN INCREASE IN ITS INFLATION RATE MAY ADVERSELY IMPACT OUR REVENUES.

The Chinese economy has grown at an approximately 9% rate for more than 25 years, making it the fastest growing major economy in recorded history. In 2007, China’s economy grew by 11.4%, the fastest pace in 11 years. While China’s economy has grown, inflation has also recently become a major issue of concern. In March 2007, China’s central bank, the People’s Bank of China, announced that the bank reserve ratio would rise half a percentage point to 15.5% in an effort to reduce inflation pressures hours after Premier Wen Jiabao highlighted inflation as a major concern for the government. China’s consumer price index growth rate reached 8.7% year over year in 2008.

We cannot assure you that growth of the Chinese economy will be steady, that inflation will be controllable or that any slowdown in the economy or uncontrolled inflation will not have a negative effect on our business. Several years ago, the Chinese economy experienced deflation, which may recur in the future. More recently, the Chinese government announced its intention to continuously use macroeconomic tools and regulations to slow the rate of growth of the Chinese economy, the results of which are difficult to predict. Adverse changes in the Chinese economy will likely impact the financial performance of a variety of industries in China that use or would be candidates to use our services.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices, which would severely disrupt Shandong Jiajia’s operations,
•	the sickness or death of its key officers and employees, or
•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct our operations as they are presently conducted. If we were unable to continue our operations as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

Because all of our revenues are in the form of RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

CHINESE LAWS AND REGULATIONS GOVERNING OUR BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing the enforcement and performance of contractual arrangements with customers in the event a dispute, as well as the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

China's regulations and policies with respect to foreign investments are evolving with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. Any inability to enforce legal rights we may have under our contracts or otherwise could be limited which could result in a loss of revenue in future periods which would impact our ability to continue as a going concern.

RISKS RELATED TO HOLDING OUR SECURITIES

THE EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS AND THE POSSIBLE CONVERSION OF OUR SERIES B CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

At January 26, 2009 we had 34,508,203 shares of our common stock issued and outstanding and the following securities, which are convertible or exercisable into shares of our common stock, were outstanding:

•	4,500,000 shares of our common stock issuable upon the possible conversion of 450,000 shares of Series B Convertible Preferred Stock which we are presently issued and outstanding; and

•	33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants and options with exercise prices ranging from $0.30 per share to $0.50 per share.

The Series B Convertible Preferred Stock is convertible at the option of the holder at any time.  Assuming we do not issue any additional shares of our common stock, the issuance of the shares of common stock underlying the Series B Convertible Preferred Stock will increase our issued and outstanding by approximately 13%.  In the event of  the exercise of the warrants or options, the number of our outstanding common stock will increase by almost 100% and will have a dilutive effect on our existing shareholders.  In addition, because warrants to purchase an aggregate of 31,558,500 shares of our common stock are exercisable on a cashless basis, if the cashless exercise feature was to be used by the holder, while we would issue a fewer number of shares of common stock we would not receive any proceeds for these issuances.  Finally, in 2006 we agreed to issue a warrant for 110,000 shares of our common stock exercisable at $6.80 per share as partial compensation under an agreement. No services have been provided and  we have not issued the warrant.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted a Code of Business Conduct and Ethics, none of the members of our board of directors are considered independent directors and we have not adopted corporate governance measures such as an audit or other independent committees of our board of directors. It is possible that if we were to expand our board of directors to include independent director and adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. However, because our current board of directors is comprised of our executive officers, subject to their fiduciary duty obligations these individuals have the ability to make decisions regarding their compensation packages, transactions with related parties and corporate actions that could involve conflicts of interest.  Prospective investors should bear in mind our current lack of independent directors and corporate governance measures in formulating their investment decisions.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our common stock in the secondary market because few broker or dealers are likely to undertake these compliance activities. Purchasers of our common stock may find it difficult to resell the shares in the secondary market.

CERTAIN OF OUR OUTSTANDING WARRANTS CONTAIN CASHLESS EXERCISE PROVISIONS WHICH MEANS WE WILL NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

The Class A warrants and Class B warrants issued in our 2008 Unit Offering and for which the underlying shares of common stock are included in the registration statement of which this prospectus is a part contain a cashless exercise provision. At any time after the required effective date of the registration statement the warrants are exercisable on a cashless basis if on the exercise date the shares of common stock issuable upon the exercise of the warrants are not covered by an effective registration statement. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The utilization of this cashless exercise feature will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

OUR COMMON STOCK IS THINLY TRADED.  IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder.  Because the market for our common shares is thinly traded, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock and purchasers of our common stock may never be able to resell the shares for the original purchase price.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

·	risks from Securities and Exchange Commission litigation;
·	risks from liquidated damages related to warrants sold in our 2008 Unit Offering;

·	the loss of the services of any of our executive officers or the loss of services of any of our employees responsible for the management, sales, marketing and operations efforts of our subsidiaries;
·	our ability to successfully transition the internal operations of our subsidiary as a privately held Chinese company to a subsidiary of a publicly-held U.S. company;
·	liabilities related to prior acquisitions,
·	continuing material weaknesses in our disclosure controls and procedures and internal control over financial reporting which may lead to additional restatements of our financial statements,
·	difficulties in raising capital in the future as a result of the terms of our 2008 Unit Offering;
·	our ability to effectively integrate our acquisitions and manage our growth;
·
the lack of various legal protections customary in certain agreements to which we are party and which are material to our operations which are customarily contained in similar contracts prepared in the United States;

·	intense competition in the freight forwarding and logistics industries;
·	the impact of economic downturn in the PRC on our revenues from our operations in the PRC;
·
our lack of significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB, which will make it more difficult for you to sell your securities;

·	the impact of changes in the political and economic policies and reforms of the Chinese government; fluctuations in the exchange rate between the U.S. dollars and Chinese Renminbi;
·	the limitation on our ability to receive and use our revenue effectively as a result of restrictions on currency exchange in China;
·	the impact of changes to the tax structure in the PRC;
·	our inability to enforce our legal rights in China due to policies regarding the regulation of foreign investments; and
·
the existence of extended payment terms which are customary in China; uncertainties related to PRC regulations relating to acquisitions of PRC companies by foreign entities that could restrict or limit our ability to operate, and could negatively affect our acquisition strategy.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB under the symbol CHLO. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2006
First quarter ended March 31, 2006	$12.00	$8.00
Second quarter ended June 30, 2006	$8.80	$4.80
Third quarter ended September 30, 2006	$7.60	$4.40
Fourth quarter ended December 31, 2006	$4.80	$2.40

2007
First quarter ended March 31, 2007	$6.80	$2.40
Second quarter ended June 30, 2007	$3.60	$1.60
Third quarter ended September 30, 2007	$2.80	$0.80
Fourth quarter ended December 31, 2007	$2.00	$0.40

2008
First quarter ended March 31, 2008	$1.20	$0.40
Second quarter ended June 30, 2008	$1.05	$0.50
Third quarter ended September 30, 2008	$0.65	$0.35
Fourth quarter ended December 31, 2008	$0.62	$0.10

On January 26, 2009, the last sale price of our common stock as reported on the OTCBB was $0.05.  As of January 26, 2009, there were approximately 250 record owners of our common stock.

Dividend Policy

Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. We have never paid cash dividends on our common stock and it is highly unlikely that we will pay dividends in the foreseeable future.

Under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Finally, under the terms of the Subscription Agreement for the 2008 Unit Offering, we are prohibited from paying dividends on our common stock until the earlier of two years from the closing date of the offering or the date on which all shares of common stock sold in the offering have been resold.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2008. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

September 30, 2008
(restated)
(unaudited)
Long term liabilities	$—
Preferred stock, $0.001 par value, 10,000,000 shares authorized:
Series A Convertible Preferred Stock, 1,000,000 shares authorized, no shares issued and outstanding	—
Series B Convertible Preferred Stock, 1,295,000 shares authorized, 450,000 shares issued and outstanding	450
Common stock, $0.001 par value, 500,000,000 shares authorized, 34,507,894 shares issued and outstanding	34,508
Additional paid-in capital	2,781,038
Accumulated retained earnings	331,180
Accumulated other comprehensive loss	(165,961)
Total shareholders' equity	$2,981,215

Total capitalization	$2,981,215

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares of common stock by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants, if exercised on a cash basis, will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of the warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised on a cash basis, if at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

Beginning in 2003, we sought to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line and provide products and services in the converging digital media on demand, enhanced home entertainment and emerging interactive consumer electronics markets. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources. We did not report any revenues from our historical operations during 2007. In the fourth quarter of 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value.

On December 31, 2007 we acquired a 51% interest in Shandong Jiajia. Established in November 1999, Shandong Jiajia is a non-asset based international freight forwarder and logistics manager located in the PRC, in a capital transaction, implemented through a reverse acquisition.  Accordingly, the historical cost basis of the assets and liabilities of Shandong Jiajia have been carried forward and the historical information presented, including the statements of operations, statement of stockholders’ equity (deficit) and statements of cash flows, are those of Shandong Jiajia.

Following this transaction, the business and operations of Shandong Jiajia represent all of our operations. We used a substantial portion of the proceeds from the 2008 Unit Offering to provide the required funds to satisfy the financial commitments related to the Shandong Jiajia acquisition. Our business focus is on expanding the business and operations of Shandong Jiajia and we do not intend to use any of the remaining funds for our historical operations.

Shandong Jiajia will seek to develop new business opportunities by utilizing new shipping routes and expanding its scope of services to provide a full suite of comprehensive logistics management solutions. Shandong Jiajia management believes that as they expand their logistics management solutions business and gain market share they will be able to obtain more container space thereby increasing potential revenues. The company believes that due to the larger volume of products to be shipped they can negotiate a more favorable rate from their vendors and suppliers and ultimately increase its profit margins.  The additional registered capital we have provided Shandong Jiajia will be utilized by the company for general working capital purposes and for expanded operations.   In expanding its operations, Shandong Jiajia faces the challenges of:

•	effective consolidation of resources among relatively independent affiliates;

•	maintaining the balance between the collection of accounts receivable and the extension of longer credit terms offered to its current and prospective clients in an effort to boost sales; and

•	the company’s ability to effectively handle the increases in costs due to fluctuating fuel prices and the weak U.S. dollar.

Additionally, Shandong Jiajia also faces the challenges related to the management and streamlining of the logistical aspect of the new shipping routes that the company plans to undertake and the possibility that the company’s new routes will not be met with acceptance by its present and prospective clients. Finally, Shandong Jiajia, like many shipping companies in China, faces challenges in operating its business as a result of the weak global economy which is reducing the volume of exports from China to other parts of the world.  We cannot predict when global economic conditions will improve and we anticipate a weakening demand in the shipping business due to reduced levels of exports from China until global economic conditions improve.

Certain effects of the accounting treatment for the Shandong Jiajia acquisition on our 2007 income statement

As set forth above, the transaction with Shandong Jiajia was treated as a reverse merger.  While we were the legal survivor for accounting purposes Shandong Jiajia was the accounting acquirer.  Because we were a shell company at the time of the acquisition, under generally accepted accounting principles (GAAP) no goodwill or other intangibles were recognized in the costs.  These costs included the fair value of our securities issued to third parties as compensation for consulting services rendered in connection with the acquisition which totaled $10,418,000.  Please see Note 11 - Reverse Acquisition to our financial statements for the years ended December 31, 2007 and 2006 appearing elsewhere in this prospectus for a more detailed discussion of the accounting treatment.

Results of Operations

We are on a calendar year, as such the nine month period ending September 30, is our third quarter.  The year ended December 31, 2007 is referred to as “2007”, the year ended December 31, 2006 is referred to as “2006”, and the year ended December 31, 2008 is referred to as “2008”.

Three and Nine Months Ended September 30, 2008 as compared to the three and nine months ended September 30, 2007

The following tables provide certain comparative information based on our consolidated results of operations for the three and nine months ended September 30, 2008 as compared to the three and nine months ended September 30, 2007:

	Three months ended September 30,		$ Change	% Change
	2008	2007

Sales	$12,961,259	$10,781,536	2,179,723	20.22%
Cost of sales	12,072,099	9,681,560	2,390,539	24.69%
Gross profit	889,160	1,099,976	(210,816)	(19.17)%
Total operating expenses	548,848	159,716	389,132	243.64%
Operating income	340,312	940,260	(599,948)	(63.81)%
Total other (expense)	(10,394)	(8,443)	(1,951)	23.11%
Net income (loss)	$(188,586)	$914,506	(1,103,092)	(120.6)%
Comprehensive income (loss)	$(141,430)	$916,356	(1,057,786)	(115.4)%

	Nine months ended September 30,		$ Change	% Change
	2008	2007

Sales	$27,753,459	$24,575,206	3,178,253	12.93%
Cost of sales	26,149,830	23,584,744	2,565,086	10.88%
Gross profit	1,603,629	990,462	613,167	61.91%
Total operating expenses	1,146,475	452,033	694,442	153.63%
Operating income	457,154	538,429	(81,275)	(15.09)%
Total other income	1,142,495	10,580	1,131,915	1,070%
Net income	$644,264	$501,973	142,291	28.35%
Comprehensive income	$760,117	$507,522	252,595	49.8%

OTHER KEY INDICATORS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cost of sales as a percentage of sales	93%	90%	94%	96%
Gross profit margin	7%	10%	6%	4%
Total operating expenses as a percentage of gross profit	62%	15%	72%	46%

Sales

Our sales for the three months and nine months ended September 30, 2008 increased approximately 20% and approximately 13%, from the comparable period in 2007.  These increases are attributable to increased shipping and freight volume and favorable pricing fluctuations between the periods.

Cost of sales

Our cost of sales represents the cost of cargo space we obtain on behalf of our customers.  Cost of sales as a percentage of sales increased to approximately 93% for the three months ended September 30, 2008 from approximately 90% for the three months ended September 30, 2007.  Cost of sales as a percentage of sales, however, decreased to approximately 94% for the nine months ended September 30, 2008 from approximately 96% for the nine months ended September 30, 2008.  During the three month period, the increase was primarily due to increased fuel costs between the periods.  During the nine month period, the decrease in cost of sales as a percentage of sales is attributable to decreased shipping expenses from our suppliers on shipping containers and transportation services.

Total operating expenses

Total operating expenses increased approximately 244% and approximately 154% for the three and nine months ended September 30, 2008 from the comparable periods in 2007.  The changes in operating expenses in each of the 2008 periods is primarily attributable to the impact of the reverse acquisition; the 2007 periods consist of operating expenses for Shandong Jiajia exclusively, whereas the 2008 periods include operating expenses for both our Shandong Jiajia subsidiary as well as our Media Ready operations.  The residual operating expenses from our prior operations represent approximately 55% of the total operating expenses for the nine months ended September 30, 2008.  Eliminating the impact of these expenses, operating expenses for the nine months ended September 30, 2008 would have increased approximately 11%.  Operating expenses include items such as salaries and benefits, insurance, travel and entertainment, consulting fees and selling expenses.

Total other income (expense)

Total other expense increased approximately 23% for the three months ended September 30, 2008 from the three months ended September 30, 2007.  Total other income, however, increased significantly for the nine months ended September 30, 2008 from the comparable period in 2007 primarily due to a one-time gain realized from the forgiveness of approximately $764,000 in debt and the recovery of approximately $397,000 in bad debts of which were previously considered uncollectable. These items materially improved our earnings for the nine months ended September 30, 2008 and eliminated what would have resulted in a loss for the nine months ended September 30, 2008.

Other comprehensive income and comprehensive income (loss)

As described elsewhere herein, our functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and can have a significant effect on our financial statements.  For the three and nine months ended September 30, 2008 we reported gains on foreign currency translations of $47,156 and $115,853, respectively, as compared to $1,850 and $5,549, respectively, for the comparable periods in 2007.  As a result of these non-cash gains, we reported a comprehensive loss of $141,430 for the three months ended September 30, 2008 as compared to comprehensive income of $760,117 for comparable period in 2007, and comprehensive income of $760,117 for the nine months ended September 30, 2008 as compared to $507,522 for the nine months ended September 30, 2007.

Year ended December 31, 2007 as compared to the year ended December 31, 2006

The following table provides certain comparative information based on our consolidated results of operations for the year ended December 31, 2007 as compared to the year ended December 31, 2006:

	Year ended December 31,		$ Change	% Change
	2007	2006

Sales	$35,298,453	$30,311,924	4,986,529	16.5%
Cost of sales	34,036,196	30,884,771	3,151,425	10.2%
Gross profit (loss)	1,262,257	(572,847)	1,835,104	320%
Total operating expenses	536,377	912,276	(375,899)	(41.2)%
Operating income (loss)	725,880	(1,485,123)	2,211,003	149%
Total other income	13,575	18,812	(5,237)	(27.8)%
Net income (loss)	$347,948	$(1,476,700)	1,824,648	124%
Comprehensive income (loss)	$118,972	$(1,463,946)	1,582,918	108%

Other Key Indicators

	Year ended December 31,
	2007	2006
Cost of sales as a percentage of sales	96%	102%
Gross profit margin	4%	(2%)
Total operating expenses as a percentage of gross profit	42%	159%

Sales

Our sales for the year ended December 31, 2007 were up approximately 16.5% due to an overall increase in shipping and freight volume between the periods.

Cost of sales

As set forth above, our cost of sales represents the cost of the cargo space we obtain for our customers.  Cost of sales as a percentage decreased between periods, from 102% in 2006 to 96% in 2007.  During 2006 our cost of sales exceeded our sales as a result of the inherent risks involved in our lower-margin business model; we were unable to sell all of our contracted containers and as a result experienced a negative gross margin.  The following year, we successfully adjusted our contracted container space to meet but not exceed the demand we were able to generate through sales.

Total operating expenses

Total operating expenses decreased approximately 41.2% in 2007 from 2006.  While selling expenses remained relatively constant at less than 1% of sales, general and administrative expenses decreased approximately 19% in the 2007 period from the 2006 period.  This decrease is primarily attributable to increased efficiencies in our operating structure.  In addition, during 2006 we recognized one-time bad debt expense of $259,494 for which there was no comparable expense in 2007.  This bad debt expense reflected a write-off of identified uncollectable accounts receivable.

Total other income

Total other income, which is comprised of interest income and expense, realized currency exchange gains and losses, and bank fees, decreased approximately 27.8% in 2007 from 2006 and reflected the impact of minor increases in realized currency exchange losses.

Other comprehensive income (loss) and comprehensive income (loss)

As described elsewhere herein, our functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and can have a significant effect on our financial statements.  For 2007 we reported a loss on foreign currency translations of $228,976 as compared to a gain of $12,754 in 2006.  As a result of these non-cash (losses) gains, we reported comprehensive income of $118,972 for 2007 and a comprehensive loss of $1,463,946 for 2006.

Liquidity and capital resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At September 30, 2008, we had working capital of approximately $4,257,135, including cash of approximately $3,871,973, as compared to working capital of $3,300,162, including cash of $1,121,605, at December 31, 2007. This significant increase in working capital was attributable primarily to the completion of our 2008 Unit Offering completed in April 2008 with net proceeds of approximately $3.3 million, together with a reduction in accounts payable - trade of approximately $2,580,000.  We believe, however, that our current working capital and cash generated from operations will not be sufficient to meet our cash requirements for the current year without the ability to attain profitable operations and/or obtain additional financing. The terms of the 2008 Unit Offering contains restrictive covenants which will hamper our ability to raise additional capital. If we are not successful in generating sufficient cash flows from operations or in raising additional capital when required in sufficient amounts and on acceptable terms, these failures could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that we will be able to raise any required capital necessary to achieve our targeted growth rates and future continuance on favorable terms or at all. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our recurring losses from operations, net cash used in operations, net working capital deficiency, stockholders’ deficiency and accumulated deficit.

The following table provides certain selected balance sheet comparisons between September 30, 2008 and December 31, 2007.

	September 30, 2008 ($)	December 31, 2007 ($)	Increase/ Decrease ($)	% Change
	Restated	Restated
	(unaudited)
Cash	3,871,973	1,121,605	2,750,368	245%
Accounts receivable, net	3,784,505	3,131,831	652,674	21%
Accounts receivable - related party	0	160,350	(160,350)	(100	) %
Due from related parties	484,915	511,435	(26,520)	(5	) %
Prepayments and other current assets	736,738	338,895	397,843	117%
Total current assets	8,878,131	5,269,566	3,608,565	68%
Total assets	8,928,721	5,329,009	3,599,712	68%

Cash overdraft	0	12,633	(12,633)	(100	) %
Accounts payable - trade	1,862,472	4,444,825	(2,582,353)	(58	) %
Accrued consulting fees	72,273	0	72,273	100%
Accrued compensation - related party	0	446,985	(446,985)	(100	) %
Other accruals and other current liabilities	610,555	343,301	267,254	78%
Convertible note payable - related party	0	2,373,179	(2,373,179)	(100	) %
Advances from customers	1,600,592	683,436	917,156	134%
Due to related parties	154,083	229,252	(75,169)	(33	) %
Foreign tax payable	321,021	36,116	284,904	789%
Total current liabilities	4,620,996	8,569,728	(3,948,732)	(46	) %
Total liabilities	4,620,996	8,569,728	(3,948,732)	(46	) %

We maintain cash balances in the United States and China. At September 30, 2008 and December 31, 2007, our cash by geographic area was as follows:

	September 30, 2008		December 31, 2007

United States	$293,125	8%	$215	0.02%
China	3,578,848	92%	1,121,390	99.98%
	$3,871,973	100%	$1,121,605	100%

For the foreseeable future we anticipate that a substantial portion of our cash balances will be held in the form of RMB held in bank accounts at financial institutions located in the PRC. Cash held in banks in the PRC is not insured. In 1996, the Chinese government introduced regulations, which relaxed restrictions on the conversion of the RMB; however restrictions still remain, including but not limited to restrictions on foreign invested entities. Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges. Furthermore, the conversion of RMB for capital account items, including direct investments and loans, is subject to PRC government approval. Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items. We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions. Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

Total current assets increased approximately $3,608,565 or 68% at September 30, 2008 over December 31, 2007. This increase was due primarily to our completion of our 2008 Unit Offering in April 2008 with net proceeds to us of approximately $3,360,000. Current assets also reflected a decline in accounts receivable of approximately 21% due to increased collection efforts within Shandong Jiajia during the period. The increase in prepayments and other assets of approximately $397,843 resulted from our making payments in advance to various freight shipping firms to secure cargo space for our customers which reflect our overall efforts in increase the level of operations.

Trade accounts payable declined substantially at September 30, 2008 from our 2007 year end balances. This decline, totaling approximately $2.6 million, was due in part to the forgiveness of debt from two of our vendors relating to our MediaReady operations totaling approximately $764,000 as well as satisfaction of obligations using funds made available from our 2008 Unit Offering.

Advances from customers totaled $1.6 million at September 30, 2008, an increase of approximately $917,000 over the year end balance.  This sharp increase is due to an increase in our overall level of operations and represents advance payment by our customers for contracted cargo shipments that have not been shipped as of September 30, 2008. Upon shipment of these goods and compliance with the related contract terms, these advances will be taken into income in accordance with our revenue recognition policy.

In addition, in March 2008 under the terms of our agreement with Shandong Jiajia, we:

•	satisfied $448,985 of accrued compensation due our then president and CEO, Mr. Jeffrey Harrell, through the issuance of 581,247 shares of our common stock, and

•	converted a $2,521,379 note payable due a principal shareholder of our company, Mr. David Aubel, into 2,864,606 shares of our common stock.

These transactions had the effect of reducing our liabilities at September 30, 2008 as compared to December 31, 2007.

From time to time Shandong Jiajia has entered into transactions with related parties.  At September 30, 2008, we were owed $484,915 by Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia.  Shandong Huibo Import & Export Co., Ltd., is a Chinese limited liability company owned by PeiXiang Wang (31.7%) and PengXiang Liu (68.3%), unrelated third parties.  The loan, which was provided in 2005, is unsecured, non-interest bearing and payable on demand.  At September 30, 2008, our balance sheet also reflected $154,083 due to Xiangfen Chen, general manager of the Xiamen Branch of Shandong Jiajia.  The loan, which was provided for working capital purposes is unsecured, non-interest bearing and payable on demand.

Statement of Cash Flows

Net cash used in operating activities totaled $894,784 for the nine months ended September 30, 2008 as compared to $4,624 for the nine months ended September 30, 2007.  This overall increase in cash used by operating activities of $810,160 was primarily attributable to a reduction of accounts payable. The largest sources of cash include funding from a $917,156 from an increase in advances from customers, a $284,905 from an increase in taxes payable, and a $267,254 increase in other accruals; these sources of cash were offset primarily by a decrease of $2,582,353 in accounts payable, an increase of $401,531 accounts receivable, and an increase of $397,843 in prepayments and other current assets.

Net cash provided by operating activities totaled $255,903 for the year ended December 31, 2007 compared to net cash used in operating activities of $199,473 for the  year ended December 31, 2006.  This overall increase in cash provided by operating activities of $455,376 was primarily attributable to positive income for 2007.  The largest sources of cash include funding from an increase of $532,859 in accrued liabilities and an increase of $421,333 in advances from customers; these sources of cash were offset primarily by an increase of $1,029,756 accounts receivable, an increase of $419,940 in due from related parties, and a decrease of $162,440 in other payables.

Net cash used in investing activities for the nine months ended September 30, 2008 increased $18,345 from the comparable period in 2007.  In both periods, these funds were used for capital expenditures.  Net cash used in investing activities was $13,504 for 2007, and represented funds used for capital expenditures, as compared to net cash provided by investing activities of $4,743 for 2006 which reflected the retirement of property and equipment.

Net cash provided by financing activities for the nine months ended September 30, 2008 was primarily attributable to proceeds from our 2008 Unit Offering, net of expenses.  During the comparable period in 2007, proceeds from financing activities was attributable to loans made to us by a principal shareholder, Mr. David Aubel, which such amounts were satisfied in full during the 2008 period through the issuance of 2,864,606 shares of our common stock as described elsewhere herein.  We did not undertake any financing activities in either 2007 or 2006.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. A summary of significant accounting policies is included in notes to the consolidated financial statements appearing elsewhere in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our company's operating results and financial condition.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115”. SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We have adopted SFAS 159 and determined that it had no impact as of September 30, 2008, and we will continue to evaluate the impact, if any, of SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations”. SFAS 141R is a revision to SFAS 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the “purchase accounting” method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS 141R retains the fundamental requirement of SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. We are currently evaluating the requirements of SFAS 141R and the impact of adoption on our consolidated financial statements.

In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements”. This Statement amends ARB 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. A non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS 160 is effective for periods beginning after December 15, 2008. We are currently evaluating the requirements of SFAS 160 and the impact of adoption on our consolidated financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the requirements of SFAS 161 and the impact of adoption on our consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2009, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 became effective 60 days following the November 15, 2008 approval by the Securities and Exchange Commission of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

On June 16, 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the requirements of (FSP) No. EITF 03 -6-1 as well as the impact of the adoption on our consolidated financial statements.

OUR BUSINESS

Overview

Historically, since 2003 our business model was to provide products and services in the home entertainment media-on-demand marketplace to produce and distribute interactive consumer electronics equipment to provide streaming digital media and video on demand (VOD) services. While we devoted significant time and resources to the development of our business model, we were not successful due in part to the significant competition in our target segment. Like many small public companies, we encountered significant difficulties in raising adequate capital and the professional fees associated with our reporting obligations under Federal securities laws continued to increase.

 On December 31, 2007 we entered into a transaction with the owners of Shandong Jiajia, whereby we acquired a 51% interest in that entity in exchange for a combination of cash and equity.  For accounting purposes, the transaction, which is described in greater detail later in this prospectus under “History of our Company”, was treated as a reverse acquisition with Shandong Jiajia being the accounting acquirer and our company the legal survivor.  Shandong Jiajia’s operations now constitute all the operations of our company.  The decision to enter into the transaction with Shandong Jiajia was heavily influenced on its geographic location.  Our management believed a freight forwarder based in China would be in a position to take advantage of economic growth while our status as a U.S. public company could provide access to the capital markets for investment capital to expand its operations and enable it to compete more effectively.  There are no assurances, however, that these assumptions will prove correct.

Overview

Established in November 1999, Shandong Jiajia acts as an agent for international freight and shipping companies. We sell cargo space and arrange land, maritime, and air international transportation for clients seeking primarily to export goods from China. We are a non-asset based freight forwarder and we do not own any containers, trucks, aircraft or ships. We contract with companies owing these assets to provide transportation services required for shipping freight on behalf of our customers.

Headquartered in Qingdao, China, we have branches in Shanghai, TianJin and Xiamen with an additional office in Lianyungang.  We coordinate with agents in North America, Europe, Australia, Asia, and Africa. Typically approximately 60% of our revenues are generated from existing, repeat customers and the remaining 40% are from new customers. Of the new customers, our salesmen generate approximately 20%, the remaining 20% are referrals from third party agents.

The Chinese Freight Forwarding Industry

In China, the freight forwarding industry began to develop in the early 1980s following the China Reform policy. In 1983, Sinotrans Ltd. was the only international freight forwarder registered with the China Ministry of Foreign Trade and Economic Cooperation. By 2006, China had approximately 6,000 international freight forwarders registered with China Ministry of Commerce and approximately 30,000 unregistered freight forwarders operated by individuals or small businesses. The industry boom is attributed to increasing international trade and relaxed regulation by the Chinese government. China surpassed the United States as the world's second-largest exporter in the middle of 2006, according to figures released by the World Trade Organization.1 For the full year of 2007, the international trade reached $2,173.8 billion in 2007 an increase of 23.5% from 20062, which finished above the US in the 2007 totals. The value of exports was $1,218 billion, up by 25.7%, while that of imports went up by 20.8%  to reach $955.8 billion3. Since joining the WTO in 2002, China has enjoyed an annual increase rate above 20% for the successively six years4.  In 2008, China remains as the world’s second biggest exporter5.

1  http://www.chinadaily.com.cn/china/2007-04/12/content_849420.htm
2  http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/
3  http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/
4  http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/
5  http://news/xinhuanet.com/english/2008-12/19/content_10528088.htm

Our services

The typical freight forwarding service package provided by Shandong Jiajia includes goods reception, space reservation, transit shipment, consolidate traffic, storage, multimodal transport and large scale transport such as export of large mechanical equipment. We provide freight forwarding services for a wide variety of merchandise and we have experience in handling various types of freight such as refrigerated merchandise, hazardous merchandise and perishable agricultural products.

To accommodate our customers shipping needs, we can either facilitate the shipment of a full container or, if the shipment is less than a full container-load, we will co-load a customer's merchandise with other customers or freight forwarders to create a full container. Containers are in sizes of either 20 foot or 40 foot, each are used for ocean freight, and a 20 foot container can carry 17.5 metric tons of merchandise while a 40 foot container can carry 22 metric tons of merchandise. For full container loads, as part of its normal services we will deliver the empty container to a customer’s factory and the customer loads the merchandise. We then transport the container to the port of departure for customs clearance. Once the clearance is obtained, we load the containers on to the ship and issues the bill of lading and service invoice to our customer.

For shipment of less than full container loads merchandise which will be co-loaded with merchandise from other customers or freight forwarders, our customers may either request that the merchandise be picked up at its factory or deliver the merchandise directly to a warehouse in Shanghai. Upon receipt at the warehouse, we will store the merchandise until a sufficient quantity of other merchandise is received to fill the particular container. Generally, the merchandise is in storage for 30 days or less. An unrelated third party owns the warehouse and we pay for space on an as-used basis depending upon the size, quantity and duration. The cost is included in the amount charged the customer for the shipment. Thereafter, the procedure for completing the shipment is similar to that which is described above for full container load shipments from a customer.

We do not insure our customers' merchandise while it is in our possession. As part of our normal and customary terms we require our customers to purchase insurance coverage. Prior to 2007 we offered our customers in-house customs brokerage services, which included the preparation of all documentation required for the clearance of merchandise through customs and the collection and payment of import duties to the appropriate government agencies in the country of destination.  We subsequently determined that the costs associated with in-house customs brokerage services are prohibitive and we began outsourcing all customs brokerage services to local customs brokers.

Once the ship departs port, we track the status utilizing web-based tracking software provided by each particular shipping agency and provide periodic updates to customers on both the shipping and receiving end of the transaction. Typically payment is delineated in the initial order. We will either collect payment for our services from:

•	the shipper when the merchandise departs if the trade pricing term is on a CIF (cost, insurance and freight) or CFR (cost and freight) basis, or

•	from the recipient when merchandise arrives at destination port if the trade pricing term is on a FOB (free on board) basis.

We are a designated agent of cargo carriers including Nippon Yusen Kaisha (NYK Line), P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, Regional Container Lines (RCL), and Compañía Sud Americana de Vapores (CSAV).  We are also a member in the China Cargo Alliance (CCA), an independent network of air and sea freight forwarders serving international trade of China. Currently CCA has 120 members including 80 overseas forwarders operating in 53 countries and 40 Chinese forwarders. In this alliance, all members are free to trade their services with peer members. Overseas agents forward orders to us for the services of handling and/or space purchase. If agents only request procedural handling, we usually charge $30 to $40 per order for service fee. If agents choose to purchase the shipping spaces reserved by Shandong Jiajia, the profits from the order are evenly shared between agents and our company.

We generally receive 30 days terms from the airlines and shipping lines with which we transact business. For the shipping lines to North America, we enter into annual sales contracts with various shipping companies in order to ensure a sufficient amount of shipping and air cargo space is available at pre-determined prices. In these contracts, we are assigned a certain amount of cargo space but we are not required to either pre-purchase the cargo space or otherwise required to provide a deposit. The number of available spaces is determined based on negotiation between Shandong Jiajia and the shipping company. If we do not re-sell the cargo space, we would be required to pay a penalty, which is approximately $400 per container. In 2006 we did not sell all the cargo space we had reserved which resulted in our cost of sales exceeding our sales for the year.  We usually reserve a relatively small amount of cargo space in order to avoid overbooking. Because of the long-term relationships with the various shipping companies we use, Shandong Jiajia, however, has never experienced any difficulties in obtaining sufficient cargo space to meet our customer’s needs in excess of the amount reserved.

We are committed to providing competitive pricing and efficient, reliable service to our customers. We believe that we have good relationships with our customers, major airlines, shipping lines and our network of overseas agents. Our sales persons are responsible for marketing our services to a diversified customer base and for establishing new customer relationships. We employ 25 full time sales persons.  These sales persons solicit business through a variety of means including personal visits, sales calls, and faxes.  Our customers sign annual or project-based contracts with us and the terms of the contract determine the merchandise, price, and delivery instructions. Sales persons are compensated with base salary and earn a sales commission based on net profit generated in excess of predetermined benchmarks. Sales persons are required to meet monthly profit benchmarks established by us, and the base salaries, profit benchmarks, and commission percentages paid to the sales persons vary across the our branches.

Customers, transaction currencies and credit terms

We generate revenues through sales to existing customers as well as new customers. Existing customers initiate historically approximately 60% of our revenues, 20% are to new customers generated by our sales persons, and the remaining 20% are referrals from third party agents. The focus of products shipped by our customers varies across the branches. In the Qingdao area, the major export is agricultural products to Australian-Zelanian line and Southeast Asia line. Clothing and electronics products to Europe and U.S. are the focus of Shanghai branch and the Xiamen branch carries daily merchandise and hardware products to Europe and Africa. The rate we charge our customers fluctuates with market prices. We may elect to lower the rates on the occasions that a particular order involves a large quantity of freight, the customers has a good credit rating, and/or the customer has a record of prompt payment.

We do not require a deposit to engage our services. Sales of our freight forwarding services are generally made on credit. Fees are denominated in RMB, the functional currency of the PRC, and shipping costs charged by the various shipping companies are denominated in U.S. dollars. Historically, our existing customers generally settle their accounts receivable within 30 days after they receive a commercial invoice. In the pricing terms of CIF and CFR, new customers are required to make the payment in order to obtain one original copy of bill of lading from us. The customer submits the bill of lading to the bank to settle the foreign exchange in its account. In FOB pricing term, we issue a delivery order to our agent at the port of destination.

Competition

We are one of approximately 6,000 registered cargo companies in China. Only registered companies can purchase cargo space and establish foreign currency accounts. There are also an estimated 30,000 unregistered forwarding companies and individual agents. These smaller competitors generally do not have the financial wherewithal to meet the minimum registered capital requirements to permit the formation as an independent international freight forwarding company. The industry is dominated by a few state-owned companies. Our primary competitors are state owned Tianjin Zhenhua Logistics Group Co., Ltd., foreign joint ventures Qingdao Ocean & Great Asia Transportation Co., Ltd., and Air Sea Transport, Inc. These competitors each have developed a service network nationwide and internationally and have proprietary warehouses and transportation departments.

While the requirement to register as a cargo company to obtain a business license in China was amended in 2004 to provide that approval from the Ministry of Commerce is no longer necessary, we believe our ability to market our company as a registered cargo company provides various competitive advantages. We have been operating since 1999 and we believe that our experience is a competitive advantage and serves as a benefit to exporters as well to shipping agencies seeking to sell cargo space.  We have developed stable shipping volume since 1999, which allows us to make a commitment to shipping agencies for cargo space, which in turn permits us to receive advantageous pricing.  It should be noted that in the fourth quarter of 2008, we witnessed a significant decrease in shipping volume due to the global economic slowdown.

A significant number of our competitors have more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial and marketing resources than we do. These competitors may also offer a more comprehensive package of freight forwarding services than Shandong Jiajia does, or may provide value added services such as customs brokerage, and distribution. For these and other reasons, our competitors' services may achieve greater acceptance in the marketplace than our company, limiting our ability to gain market share and customer loyalty and increase our revenues.

Government Regulation

We are required to comply with the Customs Law established by the People's Republic of China, which establishes regulations related to import/export of merchandise from or to China. The regulations define the criteria for the supervision of the transport of merchandise to and from China.

Previously, each year we were required to pass an annual inspection by the local government agency of foreign trade and commerce to maintain the qualification. Effective April 1, 2005 an annual inspection is no longer required for approval and an international freight forwarding company, such as Shandong Jiajia, is only required to file an annual renewal form with the local government agency of foreign trade and commerce. We completed the record registration in April 2008.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations and could cause our company to cease operations.

Employees

As of January 23, 2009 we had 118 full-time, salaried employees who are all located in China.  Our employees are organized into a union under the labor laws of China and receive labor insurance. These employees can bargain collectively with us. We believe we maintain good relations with our employees.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations.

History of our Company

We were incorporated in the State of Florida in March 1999 originally under the name ValuSALES, Inc. to create a single-source Internet solutions company providing internet and technology products and services to various sized customers.  We had no operations until July 1999 when we purchased assets consisting of property and equipment and inventory for an aggregate purchase price of $75,000.  In December 1999, we sold shares of our common stock and used the proceeds to acquire September Project II Corp., an inactive entity. For accounting purposes, the acquisition was treated as a capital transaction rather than a business combination. In conjunction therewith, we merged with September Project II Corp. with that entity as the surviving entity named ValuSALES.com, Inc. Following this transaction, we provided Internet and technology products and services for clients ranging from small to medium sized customers looking for a solution to develop and integrate a web site, advertising and marketing, technology products, and streaming video into their business. Our divisions included e-business solutions, marketing and advertising, streaming video technology, and Internet mortgage banking.  In November 2001 we changed our name to Video Without Boundaries, Inc.

Prior to the end of 2001 we began operating in only one segment.  During 2002 we discontinued our previous operations and began to reposition our company within the home entertainment media-on-demand marketplace to become a producer and distributor of interactive consumer electronic equipment to provide streaming digital media and video on demand (VOD) services.

On August 11, 2004 (with an effective date of June 1, 2004) we entered into a stock purchase agreement with Mr. James Joachimczyk, the sole shareholder of Graphics Distribution, Inc., a privately held company engaged in the business of selling and distributing electronic products. The principal terms of the agreement provided that we would acquire all of the issued and outstanding shares of Graphics Distribution, Inc. for a purchase price of $1,500,000 plus the issuance of 25,000 shares of our common stock.  Additional consideration included in this stock purchase agreement required our company to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the payment terms under the stock purchase agreement. At closing, we tendered our initial deposit of $350,000, but thereafter we defaulted on the remaining balance due and as well as the collateralization provision. In October, 2008, we obtained a general release from Mr. Joachimczyk and Graphics Distribution, Inc. releasing us from any and all liability and causes of action that Mr. Joachimczyk and Graphics Distribution, Inc. had or may have against us as of October 14, 2008.

In August 2006 we changed our name to MediaREADY, Inc. in an effort to provide better corporate branding for our company.

Earlier in 2007 we had engaged China Direct Investments, Inc. to provide introductions and advice to us at it related to general business activities, including mergers and acquisitions, business combinations and financial management.  China Direct Investments, Inc., a subsidiary of China Direct, Inc. (NasdaqGM: CDII), provides consulting services to both Chinese entities seeking access to the U.S. capital markets and North American entities seeking business opportunities in the PRC.  As a result of the advisory services provided to our management, it determined to concentrate its focus on a potential business combination with a Chinese company as a means of benefiting from the continued economic expansion of the PRC in general and of businesses in various industries within that country.  In September 2007, we engaged Capital One Resource Co., Ltd., also a subsidiary China Direct, Inc., to provide introductions and advice to us as it related to general business activities, including mergers and acquisitions, business combinations and financial management.

Shandong Jiajia was initially identified as a PRC based company in search of capital to expand its operations by Mr. Weidong Wang.  Mr. Wang, who had a business relationship with Dragon Venture (Shanghai) Capital Management Co., Ltd., brought the company to the attention of that entity that in turn brought it to the attention of Capital One Resource Co., Ltd.  Thereafter, China Direct, Inc. assisted us with the negotiations with Messrs. Chen and Liu, the principals of Shandong Jiajia, and under the terms of a December 31, 2007 consulting agreement it agreed to provide translation services as well as advice on the restructure of our balance sheet, and coordinated the efforts of legal, accounting and auditing service providers related to the completion of the acquisition of Shandong Jiajia.  The definitive terms of the transaction were reached after negotiations by us with Messrs. Chen and Liu.  Messrs. Chen and Liu, who were unrelated parties to us prior to the transaction, are unrelated parties to both China Direct, Inc. and Capital One Resource Co., Ltd.

On December 31, 2007 we entered into an acquisition agreement with Shandong Jiajia and its sole shareholders Messrs. Hui Liu and Wei Chen, pursuant to which we acquired a 51%  interest in Shandong Jiajia. At closing, we issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of our Series A Convertible Preferred Stock and we agreed contribute $2,000,000 to increase the registered capital of Shandong Jiajia subject to:

•	the prior receipt of all regulatory approvals and licenses from the necessary governmental agencies in China related to this acquisition, and
•	the receipt of two years of audited financial statements of Shandong Jiajia together with the interim period for the nine months ended September 30, 2007.

Under the terms of an assumption agreement dated December 31, 2007 and as contemplated by the terms of the acquisition agreement for Shandong Jiajia, Mr. David Aubel, a principal shareholder of our company, agreed to personally assume liabilities in the aggregate amount of $1,987,895 which may result from a stock purchase agreement we entered into in August 2004 with Graphics Distribution, Inc.  Mr. Aubel’s agreement to assume this liability was the result of negotiations preceding the execution of the acquisition agreement for Shandong Jiajia as Messrs. Liu and Chen were unwilling to proceed with the transaction if the company remained exposed to the potential liability related to the Graphics Distribution, Inc. stock purchase agreement.  In addition the acquisition agreement contemplated that the accrued compensation and convertible note payable-related party included in our current liabilities at September 30, 2007 would be converted into shares of our common stock at conversion rates of $0.72 and $0.80 per share (post 1:40 reverse stock split).  At the time of the agreement we did not have sufficient authorized but unissued shares of our common stock to provide for the conversion of these liabilities, respectively, resulting in the issuance of approximately 3,445,853 shares of our common stock. Included in these liabilities which were to be converted was approximately $419,000 of accrued compensation due Mr. Jeffrey Harrell, our former CEO and President, and approximately $2,521,379 due to Mr. David Aubel under a convertible note and a loan. Effective on the close of business on March 11, 2008 we amended our articles of incorporation to increase our authorized capital which provided sufficient shares to permit these conversions.

As contemplated by the acquisition agreement for Shandong Jiajia, on March 20, 2008 we entered into a conversion agreement with Mr. V. Jeffrey Harrell, then our CEO and President, which converted $448,985 of accrued compensation due him into 581,247 shares of our common stock at an effective conversion price of $0.77245 per share.  In addition and as also contemplated by the terms of the acquisition agreement for Shandong Jiajia, on March 20, 2008 we entered into a conversion agreement with Mr. Aubel whereby he converted a $2,521,379 loan due him by us into 2,864,606 shares of our common stock at an effective conversion price of $0.88 per share.  The effective conversion price on the date we entered into the conversion agreements with Mr. Aubel was greater than the fair market value of our common stock on the date of the agreement which was $0.85 per share.  The variance resulted from a decline in the trading price of our common stock from December 31, 2007 when the conversion rates were informally agreed to with Mr. Aubel and the actual dates of conversion.

This number of shares issued to Mr. Aubel was established in the December 31, 2007 Shandong Jiajia acquisition agreement and was derived from the September 30, 2007 liability reflected on our books owed to Mr. Aubel in the amount of $2,291,685 divided by an agreed upon prior to the 1 for 40 reverse stock split price of $0.02 per share ($2,291,685/$0.02 per share/40 = 2,864,606 shares).

As of the settlement date in March 2008, Mr. Aubel was owed $2,521,379 by us, an increase in the amount owed from September 30, 2007 resulting from additional advances made by Mr. Aubel, reduced by the issuance of 10,000,000 shares during the interim period.  The final conversion price of Mr. Aubel’s note was $0.88 per share, resulting from the final note balance of $2,521,379 divided by an agreed upon fixed number of shares of 2,864,606 ($2,521,379/2,864,606 =$0.88 per share).  The fair market value of our common stock on March 31, 2008 was $0.85 per share.  We are evaluating any rights we may have to seek damages against Mr. Aubel as a result of the uncertainty as to the validity of the amount of his note. See “Legal Proceedings” appearing later in this section.

In connection with the acquisition of Shandong Jiajia, we issued Capital One Resource Co., Ltd. 450,000 shares of Series B Convertible Preferred Stock valued at $3,780,000, and Mr. Weidong Wang 35,000 shares of Series B Convertible Preferred Stock valued at $294,000, as compensation for assistance in the transaction. In addition, we agreed to issue an aggregate of 352,500 shares of Series B Convertible Preferred Stock valued at $2,961,000 to Dragon Venture (Shanghai) Capital Management Co., Ltd. as finder's fees. Dragon Venture (Shanghai) Capital Management Co., Ltd. is a subsidiary of Dragon Capital Group Corp. (Pink Sheets: DRGV). Mr. Lawrence Wang, the CEO of Dragon Capital Group Corp., is the brother of Dr. James Wang, the CEO of China Direct, Inc. China Direct, Inc. owns approximately 20% of the issued and outstanding shares Dragon Capital Group Corp. In January 2008 we amended the finder’s agreement with Dragon Venture (Shanghai) Capital Management Co., Ltd. to reduce the fee to 240,000 shares of Series B Convertible Preferred Stock which were valued at $2,016,000.  Finally, we were obligated to issue China Direct, Inc. an additional 450,000 shares of our Series B Convertible Preferred Stock valued at $3,780,000 as compensation for its services under the terms of the December 31, 2007 consulting agreement which were to be issued prior to June 30, 2008.  These shares were issued in June 2008.

On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Convertible Preferred Stock with a fair value of $960,000 and three year options to purchase an additional 2,000,000 shares of our common stock at an exercise price of $0.30 per share with a fair value of $480,000.  We agreed to pay Mr. Chen the additional consideration at his request because he believed that the purchase price we paid for our interest in Shandong Jiajia was more favorable to us.  At the time of the amendment, Mr. Chen, a minority owner of Shandong Jiajia and who now serves as our Chairman, CEO and President, was General Manager of Shandong Jiajia and his continued active involvement in its operations was crucial to the integration of Shandong Jiajia into our company.  We determined that it would be in our long-term best interests to agree to Mr. Chen’s request, particularly as the operations of Shandong Jiajia represented all of our business and operations following the transaction.

In order to facilitate the approval by the Chinese authorities of the acquisition of Shandong Jiajia, effective March 13, 2008 the parties further amended the acquisition agreement to provide that:

•
instead of contributing all $2,000,000 to Shandong Jiajia's registered capital, we agreed to contribute $1,040,816 to increase the registered capital and the remaining $959,184 will be made available to Shandong Jiajia for working capital purposes, and

•	the date by which Shandong Jiajia is required to satisfy various conditions to the delivery of such funds was extended to April 30, 2008.

On April 25, 2008 Shandong Jiajia received its Certificate of Approval from the Department of Foreign Trade and Economic Cooperation of the Shandong Province.  Thereafter, in April 2008 following the sale of the units described elsewhere herein, we used $2,000,000 of the proceeds from that offering to satisfy our capital commitment to Shandong Jiajia.

In March 2008 we changed our name to China Logistics Group, Inc.

Legal Proceedings

On September 24, 2008, the Securities and Exchange Commission filed a civil complaint in the U.S. District Court for the Southern District of Florida (Case No. 08-61517-CIV-GOLD MCALILEY) against Mr. V. Jeffrey Harrell, our former CEO and principal and financial accounting officer, Mr. David Aubel, previously our largest shareholder and formerly a consultant to us, and our company based upon the alleged improper conduct of Messrs. Harrell and Aubel that occurred at various times between in or about April 2003 and September 2006.  The Securities and Exchange Commission’s complaint alleges that Mr. Harrell filed annual and quarterly reports with the Securities and Exchange Commission that, among other things, materially overstated our revenues and assets and understated our net losses.  The complaint also alleges that Mr. Harrell falsely certified numerous annual and quarterly reports we filed with the Securities and Exchange Commission that he knew, or was severely reckless in not knowing, contained material misstatements and omissions.  The complaint further alleges that from November 2003 to September 2006, Mr. Harrell and Mr. Aubel issued a series of false and misleading press releases announcing our acquisition of another company, the availability of large credit facilities, and an international operating subsidiary. Taking advantage of our artificially inflated stock price, the complaint alleges that Mr. Aubel dumped millions of shares of our stock, acquired at steep discount from us, into the public market in transactions that were not registered under federal securities laws.  The complaint alleges that the conduct of Messrs. Harrell and Aubel and our company constituted violations of various sections of the Securities Act of 1933 and the Securities Exchange Act of 1934. The complaint seeks, among other things, to permanently enjoin the Messrs. Harrell and Aubel and us from engaging in the wrongful conduct alleged in the complaint, disgorgement, civil monetary penalties, and a penny stock bar against Mr. Aubel, civil monetary penalties, a penny stock bar, and an officer and director bar against Mr. Harrell and disgorgement against us.

Our current management had no knowledge of Messrs. Harrell and Aubel’s improper conduct as alleged in the complaint which relate to their actions prior to 2007 involving us when our company was known as Video Without Boundaries, Inc. In December 2007, control of our company, which at the time had changed our name to MediaREADY, Inc., was acquired by principals and other parties unrelated to Messrs. Harrell and Aubel in connection with the acquisition and financing of Shandong Jiajia. After the acquisition of a 51% interest in Shandong Jiajia, we changed our name to China Logistics Group, Inc. Messrs. Harrell and Aubel remain minority shareholders of our company.

We have been cooperating with the Securities and Exchange Commission in this proceeding and, despite our lack of knowledge of any wrongdoing, agreed in principle with the Securities and Exchange Commission to settle certain aspects of the lawsuit.  Under the terms of the agreement in principle, we will consent, without admitting or denying the allegations in the Securities and Exchange Commission's complaint, to the entry of a final judgment of permanent injunction enjoining us from violating certain provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.  With respect to disgorgement and prejudgment interest, we have agreed with the Securities and Exchange Commission to have the court determine the propriety and amount of disgorgement and prejudgment interest, if any, against us in the event we are unable to reach a mutual agreement with the Securities and Exchange Commission on such amounts.  While we cannot predict the ultimate outcome of the issue of disgorgement and prejudgment interest, continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are evaluating filing a separate lawsuit against Messrs. Harrell and Aubel and other parties involved in the improper conduct alleged by the Securities and Exchange Commission for damages we suffered as a result of their conduct.  In addition, we are evaluating filing a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,379 which we redeemed for 2,864,606 shares of our common stock in March, 2008 pursuant to the terms of the December 2007 agreement we entered into to a acquire a 51% interest in Shandong Jiajia.

Properties

We lease 668 square feet of office space from an unrelated third party at 7300 Alondra Boulevard, Suite 108, Paramount, California 90723 for a two-year term expiring April 30, 2010. This office serves as our United States office.  The monthly rate for the facility is $5,000, which includes office furniture, supplies, equipment and utility services.

Our China headquarters occupy approximately 1,776 square feet of leased office space in Qingdao, China, which is leased from an unrelated third party under a lease expiring on December 31, 2009. The annual rent is approximately $20,346 (RMB 150,562). We expect to renew this lease upon expiration upon similar terms.

We also rent various office spaces throughout China as set forth in the following table:

Location	Approximate Square Feet	Annual Rent	Additional Charges	Expiration of Lease

Shanghai Branch (1)	7,008	$43,700 (RMB 300,000	$20,440 (RMB 140,622)	May 31, 2009
Xiamen Branch, Xiamen City, Fujian Province (2)	1,026	$1,459 (RMB 10,800)	0	December 31, 2009
Lianyuangang office, Lianyuangang City, Jiangsu Province (3)	1,184	$4,054 (RMB 30,000)	0	March 15, 2009
Tianjin Branch, Tianjin City (4)	3,014	$21,962 (RMB 150,000)	0	May 31, 2013

(1)           We lease the offices for our Shanghai Branch from Mr. Wei Chen, our Chairman and CEO.  The additional charges represent a monthly management fee paid to an unrelated third party.
(2)           We lease the offices for our Xiamen Branch from Mr. Xiangfen Chen, its General Manager.
(3)           We lease the offices for our Lianyuangang Branch from an unrelated third party.
(4)           We lease the offices for our Tianjin Branch from Mr. Bin Liu, its General Manager.

MANAGEMENT
Directors and Executive Officers

Name	Age	Positions

Wei Chen	39	Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer
Hui Liu	47	Director, Chief Executive Officer of Shandong Jiajia

Wei Chen.  Mr. Chen has been a member of our Board of Directors and Chief Executive Officer since June 2008, and he has served as Chairman of the Board, President, Secretary and Treasurer since July 2008.  Mr. Chen, a minority owner and co-founder of Shandong Jiajia, has been the General Manager of Shandong Jiajia’s Shanghai Branch since February 2002. Prior to joining Shandong Jiajia, Mr. Chen was a shipping department manager at the Shanghai Branch of Beijing Sunshine International Freight Co., Ltd. from October 1998 to February 2002.  Previously, Mr. Chen was the chief representative of Shanghai office, Mitrans International Shipping Co., Ltd. from June 1995 to October 1998.  Mr. Chen started his career as a sales representative at Asian Development International Transportation Corporation between September 1992 and May 1995.  Mr. Chen obtained a Bachelor’s Degree in International Shipping from Shanghai Maritime University in 1992.

Hui Liu.  Mr. Liu has been a member of our Board of Directors since July 2008.  Mr. Liu co-founded Shandong Jiajia in 1999 and is a minority owner of the company.  Since 1999 Mr. Liu has served as Chief Executive Officer of Shandong Jiajia.  From 1997 to 1999, Mr. Liu was the storage and delivery department manager at Shandong Jiajia Import and Export Corp., Ltd. and from 1989 to 1997 he managed customs declaration, inspection declaration, shipping arrangement, and bulk cargo logistics at Cosco International Freight Co., Ltd.  From 1986 to 1989 Mr. Liu was employed as a sailor with Qingdao Ocean Shipping Co., Ltd.  Mr. Liu obtained an Associate Degree in Vessel Driving from Qingdao Ocean Shipping Mariner College in 1986.

Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Director Compensation

We have not established any policies for the compensation of directors and any such compensation will be at the sole discretion of our Board.  During 2007 Mr. V. Jeffrey Harrell who was then our sole director did not receive any compensation for his services as a director.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

•	compliance with laws, rules and regulations,

•	conflicts of interest,

•	insider trading,

•	corporate opportunities,

•	competition and fair dealing,

•	discrimination and harassment,

•	health and safety,

•	record keeping,

•	confidentiality,

•	protection and proper use of company assets,

•	payments to government personnel,

•	waivers of the Code of Business Conduct and Ethics,

•	reporting any illegal or unethical behavior, and

•	compliance procedures.

In addition, we have also adopted a Code of Ethics for our Chief Executive Officer and senior financial officers who are also subject to specific policies regarding:

•	disclosures made in our filings with the Securities and Exchange Commission,

•	deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls,

•	conflicts of interests, and

•	knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Committees of the Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Further, as we are currently quoted on the OTC Bulletin Board, we are not subject to any exchange rule which includes qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Neither of directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Neither of our directors have the requisite professional background necessary to be considered an audit committee financial expert. The OTC Bulletin Board on which our common stock is quoted does not impose any qualitative standards requiring companies to have independent directors or requiring that one or more of its directors be audit committee financial experts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in the last completed year for:

•	our principal executive officer or other individual serving in a similar capacity,

•
our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2007 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934. In the case of our company this includes the executive officers of our Shandong Jiajia subsidiary, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2007.

For definitional purposes, these individuals are sometimes referred to as the "named executive officers." The value attributable to any option awards in the following table is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)

V. Jeffrey Harrell (1)	2007	200,000	—	—	—	—	—	—	200,000
	2006	200,000	—	—	—	—	—	—	200,000

Hui Liu (2)	2007	3,732	14,785	—	—	—	—	11,500	30,017

Wei Chen	2007	26,642	—	—	—	—	—	—	26,642
———————
1
Mr. Harrell served as our Chief Executive Officer from 1999 until July 2008.  During 2007 Mr. Harrell converted $193,500 of accrued but unpaid compensation into 135,000 shares of our common stock. At December 31, 2007 we owned Mr. Harrell an aggregate of approximately $419,000 of accrued but unpaid compensation. Pursuant to the terms of the Share Exchange Agreement, on March 28, 2008 he converted all amounts due him into 581,247 shares of our common stock in full satisfaction of those obligations.

2	In 2007 Mr. Liu received a $14,785 bonus. All other compensation included $10,958 for travel allowance and $542 for a car allowance.

Employment Agreement with our Executive Officers and Key Employees

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

How Mr. Harrell's Compensation was Determined

During 2007, our Board of Directors, of which Mr. Harrell was the sole member, unilaterally fixed the amount of compensation payable to Mr. Harrell. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Harrell's compensation. During 2007 Mr. Harrell's compensation package included a base salary of $200,000.  In July 2008 Mr. Harrell resigned all positions with our company and he did not receive any severance or similar benefits upon his resignation.

How Mr. Liu's and Mr. Chen's Compensation was Determined

During 2007 Mr. Liu and Mr. Chen served solely as executive officers and directors of our Shandong Jiajia subsidiary and as such were responsible for its day-to-day operations.  While they remain in those positions with Shandong Jiajia, both individuals are now members of our Board of Directors and Mr. Chen serves as our Chief Executive Officer.  Neither Mr. Liu nor Mr. Chen is a party to an employment agreement with Shandong Jiajia. The compensation for each of these individuals is determined by Shandong Jiajia's Board of Directors of which they are members and is based upon a number of factors including the scope of each of their duties and responsibilities to Shandong Jiajia and the time each devotes to its business. Such deliberations are not arms-length. Shandong Jiajia did not consult with any experts or other third parties in fixing the amount of either Mr. Liu's or Mr. Chen's compensation. The amount of compensation payable to either Mr. Liu or Mr. Chen can be increased at any time upon the determination of Shandong Jiajia's Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of Securities Underlying Unexercised options (#) unexercisable (c)	Equity Incentive plan awards: Number of Securities Underlying Unexercised Unearned options (#) (d)	Option Exercise price ($) (e)	Option Expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#) (j)

V. Jeffrey Harrell	—	—	—	—	—	—	—	—	—
Hiu Liu	—	—	—	—	—	—	—	—	—
Wei Chen	—	—	—	—	—	—	—	—	—

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	breach of the director's duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•	a transaction from which our director received an improper benefit; or

•	an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Up until March 2008, we relied heavily on advances from Mr. David Aubel, formerly a principal shareholder of our company, to fund our operations.  Mr. Aubel has, over the years, executed a number of convertible debt agreements and related amendments addressing the collateral arrangements and repayment terms covering his advances.  These agreements and related amendments, provided for the repayment of these obligations through the issuance of our common stock at substantial discounts from the then prevailing market price.

On December 3, 2005, we entered into an argument with Mr. Aubel which provided for the conversion of his obligation:

•	for the first and second quarters of 2005 at $0.01 per share;
•	for the third quarter 2005 at 20% of the closing price on the date of conversion; and
•	for the fourth quarter 2005 and beyond at 40% of the closing price on the date of conversion.

Under the provision of Emerging Issue Task Force (“EITF”) 98-5 and EITF 00-27, we determined that the agreement with Mr. Aubel contained an embedded conversion feature which should be valued separately at issuance.  Further, as Mr. Aubel’s December 3, 2005 agreement with us contained no stated redemption date (due on demand) and the notes were convertible at the option of the investor, the resulting discount from market was recognized immediately.

A summary of the intrinsic value, the difference between the conversion price Mr. Aubel paid and the fair value of our common stock on the commitment date, December 3, 2005, is as follows:

Funds advanced by Mr. Aubel:

	Funds	Intrinsic
	Advanced	Value
2005	$160,000	$240,000
2006	1,730,168	2,595,251
2007	874,164	1,311,246
Totals	$2,764,332	$4,146,497

A summary of the intrinsic value of shares actually paid to Mr. Aubel against his note for the years ended December 31, 2005, 2006 and 2007 is as follows:

Year	Number of Shares Converted	Amount of Note Reduction	Intrinsic Value
2005	32,100,000	$698,000	$14,829,000
2006	23,700,000	1,442,000	2,319,000
2007	71,800,000	1,751,720	2,821,280
	127,600,000	$3,894,720	$19,969,280

Based on our review of the facts and circumstances surrounding the agreements with Mr. Aubel and in connection with the earlier restatement of our financial statements, we believe the appropriate accounting treatment was to record a receivable due from Mr. Aubel for the intrinsic value of the shares tendered due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired as collection was not reasonably assured.

During the first quarter of 2008, we issued Mr. Aubel 2,864,606 shares of our common stock in full payment of the then $2,521,379 balance of his note.  The shares issued to Mr. Aubel had a fair value $659,432 less than the obligation settled.  This difference was recorded as a contribution to capital rather than a gain on the debt settlement.

From time to time we enter into transactions with related parties, including:

•
At September 30, 2008 we were owed $484,915 representing amounts due under a loan from Shandong Huibo Import & Export Co., Ltd., a Chinese limited liability company owned which is a minority owner of our company.  Shandong Huibo Import & Export Co., Ltd. is owned by PeiXiang Wang (31.7%) and PengXiang Liu (68.3%), unrelated third parties.  This loan is unsecured, non-interest bearing and due on demand, and

•
At September 30, 2008 we owed Mr. Xiangfen Chen, an employee, $154,083 representing amounts loaned to us. This loan is unsecured, non-interest bearing and due on demand. We used the funds for general working capital.

Under the terms of an assumption agreement dated December 31, 2007 and as contemplated by the terms of the acquisition agreement for Shandong Jiajia, Mr. David Aubel, a principal shareholder, agreed to personally assume liabilities in the aggregate amount of $1,987,895 which may result from a stock purchase agreement we entered into in August 2004 with Graphics Distribution, Inc.

On March 20, 2008 we entered into a conversion agreement with Mr. V. Jeffrey Harrell, then our CEO and President, whereby he converted $448,985 of accrued compensation due him into 581,247 shares of our common stock at an effective conversion price of $0.77245 per share.

On June 1, 2008, we entered into a lease with Mr. Chen for a term of one year for office space for our Shanghai Branch.  Under the terms of the lease, we pay Mr. Chen a base annual rent of approximately $43,700 for the use of such office space.  We also lease office space for our Xiamen Branch from its General Manager, Mr. Xiangfen Chen, under a lease expiring on December 31, 2009 at an annual rent of approximately $1,459 (RMB 10,800), and we lease office space for our Tianjian Branch from Mr. Bin Liu, its General Manager, under a lease expiring on May 31, 2013 at an annual rent of approximately $21,962 (RMB 150,000).

There are no assurances that the terms of the transactions with the related parties are comparable to terms we could have obtained from unaffiliated third parties.

Director Independence

Neither of our directors is independent within The NASDAQ Stock Market's director independence standards pursuant to Marketplace Rule 4200.

PRINCIPAL SHAREHOLDERS

At January 26, 2009 we had 34,508,203 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of January 26, 2009 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 7300 Alondra Boulevard, Suite 108, Paramount, California 90723. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership (1)
Name	# of Shares	% of Class

Wei Chen (2)	4,762,500	13.0%
Hui Liu	312,500	*
All named executive officers and directors as a group (two persons) (2)	5,075,000	13.9%
China Direct, Inc. (3)	9,512,500	24.3%

———————
*	represents less than 1%

1	The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2	The number of shares beneficially owned by Mr. Chen includes 2,000,000 shares of our common stock issuable upon the exercise of warrants with an exercise price of $0.30 per share.

3	The shares of our common stock shown beneficially owned by China Direct, Inc. includes:

•	4,750,000 shares of common stock held of record by Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI China, Inc., which is in turn a wholly owned subsidiary of China Direct, Inc.,

•	62,500 shares of common stock held of record by China Direct Investments, Inc., a wholly owned subsidiary of China Direct, Inc.,

•	200,000 shares of our common stock underlying Class A warrants; and

•
450,000 shares of Series B Convertible Preferred Stock held of record by China Direct Investments, Inc. which has no voting rights but is convertible at the option of the holder into 4,500,000 shares of common stock.

China Direct, Inc.'s address is 431 Fairway Drive, Deerfield Beach, Florida 33441. Dr. James Wang, Chief Executive Officer of China Direct, Inc., holds voting and dispositive control over securities owned by China Direct, Inc. in his capacity of Chief Executive Officer.

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any equity compensation or similar plans.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock and 1,295,000 shares have been designated as Series B Convertible Preferred Stock. As of January 26, 2009, there were 34,508,203 shares of common stock and 450,000 shares of Series B Convertible Preferred Stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 10,000,000 shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. In December 2007 we designated a series of 1,000,000 shares as Series A Convertible Preferred Stock and a series of 1,295,000 shares as Series B Convertible Preferred Stock. The remaining 7,705,000 shares of preferred stock remain without designation.

Series A Convertible Preferred Stock

In January 2008 we issued the 1,000,000 shares of Series A Convertible Preferred Stock as partial consideration in the acquisition of a controlling interest in Shandong Jiajia. The designations, rights and preferences of the Series A Convertible Preferred Stock provide that:

•	the shares have a liquidation preference of $0.001 per share which equals the par value of the shares,

•	holders of the Series A Convertible Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,

•	each share entitles the holder to 250 votes at any meeting of our stockholders and such shares will vote together with our common stockholders, and

•	each share is convertible into 2.5 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

In March 2008, the holders of those shares converted such securities into an aggregate of 2,500,000 shares of our common stock in accordance with the designations, rights and preferences of such security. At May 31, 2008 there are no shares of Series A Convertible Preferred Stock issued and outstanding.

Series B Convertible Preferred Stock

In January 2008 we issued 845,000 shares of Series B Convertible Preferred Stock as compensation for services rendered to us including in connection with the Shandong Jiajia as well as 120,000 shares as additional compensation for the acquisition of a controlling interest in Shandong Jiajia. In addition, in June 2008 we issued 450,000 shares of Series B Convertible Preferred Stock as additional compensation for services rendered to us. The designations, rights and preferences of the Series B Convertible Preferred Stock provide that:

•	the shares have a liquidation preference of $0.001 per share which equals the par value of the shares,

•	holders of the Series B Convertible Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,

•	the shares do not carry any voting rights, and

•	each share is convertible into 10 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

In March, 2008, the holders of those shares converted such securities into an aggregate of 9,500,000 shares of our common stock in accordance with the designations, rights and preferences of such security.

Common stock purchase warrants

In the 2008 Unit Offering we issued five year Class A warrants to purchase an aggregate of 16,445,500 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase an aggregate of 15,113,000 shares of common stock with an exercise price of $0.50 per share. Other than the exercise price of the warrant, the terms of the Class A warrants and Class B warrants are identical. The exercise price of the warrants and the number of shares issuable upon exercise thereof is subject to pro-rata adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events. At any time after the required effective date of the registration statement of which this prospectus forms a part, if on the exercise date the shares of common stock issuable upon the exercise of the warrants are not covered by an effective registration statement the warrants are exercisable on a cashless basis.  The exercise of the warrants is also subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

Option Issued to Mr. Chen

In connection with our acquisition of Shandong Jiajia and as described elsewhere herein, we issued Mr. Wei Chen, an executive officer and director, an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.30 per share.  The option expires on December 31, 2010.  The exercise price of the option and the number of shares issuable upon exercise thereof is subject to pro-rata adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events.

Transfer agent

Our transfer agent is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

SELLING SECURITY HOLDERS

At January 26, 2009 we had 34,508,203 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 31,558,500 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which underlie outstanding warrants held by the selling security holders, including :

•	up to 16,445,500 shares issuable upon the possible exercise of our Class A warrants; and
•	up to 15,113,000 shares issuable upon the possible exercise of our Class B warrants.

The following table sets forth:

•	the name of each selling security holder,
•	the number of common shares owned, and
•	the number of common shares being registered for resale by the selling security holder.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering

Alfred R. Kloss and Diana C. Kloss (1)	480,000	320,000	160,000	*
Alejandra M. Church-Lugo (2)	120,000	80,000	40,000	*
Alicia B. Church (3)	240,000	160,000	80,000	*
Anna L. LaPerna (4)	240,000	160,000	80,000	*
Anthony J. Emmitte, III (5)	30,000	20,000	10,000	*
Christopher D. Lewis (6)	120,000	80,000	40,000	*
Cynthia A. Schultz (7)	60,000	40,000	20,000	*
Dennis Church (8)	600,000	400,000	200,000	*
G. Russell Church (9)	84,000	56,000	28,000	*
George L. Church or Dorothy R. Church (10)	480,000	320,000	160,000	*
Gwen Ross (11)	120,000	80,000	40,000	*
Harry L. Church (12)	60,000	40,000	20,000	*
Leonor DuBose (13)	60,000	40,000	20,000	*
Matt Rohira (14)	60,000	40,000	20,000	*
Michael E. Tanner (15)	300,000	200,000	100,000	*
Michael L. Mead (16)	120,000	80,000	40,000	*
Mohammed Tily (17)	600,000	400,000	200,000	*
Peter Pitre (18)	210,000	140,000	70,000	*
Richard J. Church (19)	4,800,000	3,200,000	1,600,000	*
Southwestern Manufacturing, Inc. (20)	300,000	200,000	100,000	*
Wen Zhang (21)	30,000	20,000	10,000	*
China Discovery Investors, Ltd. (22)	1,500,000	1,000,000	500,000	*
Terry Max and Linda Max (23)	750,000	500,000	250,000	*
Whalehaven Capital Fund Limited (24)	4,877,246	3,200,000	1,677,246	4.4%
Alpha Capital Anstalt (25)	4,500,000	3,000,000	1,500,000	3.9%
Osher Capital Partners, LLC (26)	1,940,000	1,440,000	500,000	*
Ellis International, Ltd. (27)	2,400,000	1,600,000	800,000	2.2%
Mulkey II Limited Partnership (28)	1,500,000	1,000,000	500,000	*
Cranshire Capital, L.P. (29)	3,600,000	2,400,000	1,200,000	3.2%

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering

Richard G. David (30)	750,000	500,000	250,000	*
Octagon Capital Partners (31)	375,000	250,000	125,000	*
Catpat Holdings Inc.(32)	1,500,000	1,500,000	—	n/a
Monarch Capital Fund, Ltd. (33)	4,500,000	3,000,000	1,500,000	3.9%
CMS Capital (34)	1,500,000	1,000,000	500,000	*
Double U Master Fund, LP (35)	1,500,000	1,000,000	500,000	*
Brio Capital L.P. (36)	750,000	500,000	250,000	*
WEC Partners LLC (37)	1,800,000	1,200,000	600,000	*
Utica Advisors, LLC (38)	485,000	485,000	—	n/a
China Direct Investments, Inc. (39)	200,000	200,000	—	n/a
Skyebanc, Inc. (40)	61,125	61,125	—	n/a
Peter Fulton (41)	136,000	136,000	—	n/a
Robert Wolfang (42)	10,375	10,375	—	n/a
Polar Securities Inc.(43)	1,500,000	1,500,000	—	n/a
Total		31,558,500
———————
*	represents less than 1%

1
Mr. and Mrs. Kloss are the record holders of 160,000 shares of our common stock, Class A warrants to purchase 160,000 shares of our common stock and Class B warrants to purchase 160,000 shares of our common stock. The number of shares offered includes 320,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

2
Ms. Church-Lugo is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

3
Ms. Church is the record holder of 80,000 shares of our common stock, Class A warrants to purchase 80,000 shares of our common stock and Class B warrants to purchase 80,000 shares of our common stock. The number of shares offered includes 160,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

4
Ms. LaPerna is the record holder of 80,000 shares of our common stock, Class A warrants to purchase 80,000 shares of our common stock and Class B warrants to purchase 80,000 shares of our common stock. The number of shares offered includes 160,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

5
Mr. Emmitte is the record holder of 10,000 shares of our common stock, Class A warrants to purchase 10,000 shares of our common stock and Class B warrants to purchase 10,000 shares of our common stock. The number of shares offered includes 20,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

6
Mr. Lewis is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

7
Ms. Schultz is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

8
Mr. Church is the record holder of 200,000 shares of our common stock, Class A warrants to purchase 200,000 shares of our common stock and Class B warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Southwestern Manufacturing, Inc. is an affiliate of Mr. Church. The number of shares owned and offered by Mr. Church excludes securities owned by Southwestern Manufacturing Inc. See footnote 20.

9
Mr. Church is the record holder of 28,000 shares of our common stock, Class A warrants to purchase 28,000 shares of our common stock and Class B warrants to purchase 28,000 shares of our common stock. The number of shares offered includes 56,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

10
Mr. and Mrs. Church are the record holders of 160,000 shares of our common stock, Class A warrants to purchase 160,000 shares of our common stock and Class B warrants to purchase 160,000 shares of our common stock. The number of shares offered includes 320,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

11
Ms. Ross is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

12
Mr. Church is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

13
Ms. DuBose is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

14
Mr. Rohira is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

15
Mr. Tanner is the record holder of 100,000 shares of our common stock, Class A warrants to purchase 100,000 shares of our common stock and Class B warrants to purchase 100,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

16
Mr. Mead is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

17
Mr. Tily is the record holder of 200,000 shares of our common stock, Class A warrants to purchase 200,000 shares of our common stock and Class B warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

18
Mr. Pitre is the record holder of 70,000 shares of our common stock, Class A warrants to purchase 70,000 shares of our common stock and Class B warrants to purchase 70,000 shares of our common stock. The number of shares offered includes 140,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

19
Mr. Church is the record holder of 1,600,000 shares of our common stock, Class A warrants to purchase 1,600,000 shares of our common stock and Class B warrants to purchase 1,600,000 shares of our common stock. The number of shares offered includes 3,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

20
Southwestern Manufacturing, Inc. is the record holder of 100,000 shares of our common stock, Class A warrants to purchase 100,000 shares of our common stock and Class B warrants to purchase 100,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Dennis Church has voting and dispositive control over securities owned by Southwestern Manufacturing, Inc. The number of shares owned and offered by Southwestern Manufacturing Inc. excludes securities owned by Mr. Church. See footnote 8.

21
Mr. Zhang is the record holder of 10,000 shares of our common stock, Class A warrants to purchase 10,000 shares of our common stock and Class B warrants to purchase 10,000 shares of our common stock. The number of shares offered includes 20,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

22
China Discovery Investors, Ltd. is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. China Discovery Advisors, LLC is the fund advisory for China Discovery Investors, Ltd. Mr. Marc Siegel, the sole officer of China Discovery Advisors, LLC, holds voting and dispositive control over securities held by China Discovery Investors, Ltd.

23
Mr. and Mrs. Max are the record holders of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

24
Whalehaven Capital Fund Limited is the holder of 1,677,246 shares of our common stock, Class A warrants to purchase 1,600,000 shares of our common stock and Class B warrants to purchase 1,600,000 shares of our common stock. The number of shares offered includes 3,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Messrs. Brian Mazzella, Arthur Jones and Trevor Williams have voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

25
Alpha Capital Anstalt is the record holder of 1,500,000 shares of our common stock, Class A warrants to purchase 1,500,000 shares of our common stock and Class B warrants to purchase 1,500,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

26
Osher Capital Partners, LLC is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 940,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,440,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC.

27
Ellis International, Ltd. is the record holder of 800,000 shares of our common stock, Class A warrants to purchase 800,000 shares of our common stock and Class B warrants to purchase 800,000 shares of our common stock. The number of shares offered includes 1,600,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

28
Mulkey II Limited Partnership is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Dr. David Mulkey has voting and dispositive control over securities held by Mulkey II Limited Partnership.

29
Cranshire Capital, L.P. ("Cranshire") is the record holder of 1,200,000 shares of our common stock, Class A warrants to purchase 1,200,000 shares of our common stock and Class B warrants to purchase 1,200,000 shares of our common stock. The number of shares offered includes 2,400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire and consequently has voting and investment discretion over securities held by Cranshire. Mr. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

30
Mr. David is the record holder of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

31
Octagon Capital Partners is the record holder of 125,000 shares of our common stock, Class A warrants to purchase 125,000 shares of our common stock and Class B warrants to purchase 125,000 shares of our common stock. The number of shares offered includes 250,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Steven Hart has voting and dispositive control over securities held by Octagon Capital Partners.

32
Catpat Holdings Inc. is the record holder of Class A warrants to purchase 750,000 shares of our common stock and Class B warrants to purchase 750,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Glenn Hunt, President of Catpat Holdings Inc., has voting and dispositive control over securities held by that company.

33
Monarch Capital Fund, Ltd. is the record holder of 1,500,000 shares of our common stock, Class A warrants to purchase 1,500,000 shares of our common stock and Class B warrants to purchase 1,500,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Monarch Capital Fund, Ltd. is a British Virgin Islands investment fund managed by Beacon Fund Advisors Ltd. and advised by Monarch Managers Ltd. Messrs. David Sims and Joseph Franck, are the principals respectively of the Manager and the Advisor. Neither Mr. Sims nor Mr. Franck have any beneficial interest in the shares being registered hereunder.

34
CMS Capital is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

35
Double U Master Fund, LP is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Double U Master Fund L.P. is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner. Mr. Isaac Winehouse is the manager of B&W Equities, LLC and Mr. Winehouse has ultimate responsibility of trading with respect to Double U Master Fund L.P. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

36
Brio Capital L.P. is the record holder of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital L.P.

37
WEC Partners LLC is the record holder of 600,000 shares of our common stock, Class A warrants to purchase 600,000 shares of our common stock and Class B warrants to purchase 600,000 shares of our common stock. The number of shares offered includes 1,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Jaime Hartman exercises investment and voting control over the securities owned by WEC Partners LLC. Mr. Hartman disclaims beneficial ownership of the securities owned by WEC Partners LLC.

38
Utica Advisors, LLC is the record holder of Class A warrants to purchase 485,000 shares of our common stock. The number of shares offered includes 485,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

39
China Direct Investments, Inc. is the record holder of Class A warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. China Direct Investments, Inc. is a wholly-owned subsidiary of China Direct, Inc. The number of securities owned by China Direct Investments, Inc. excludes any securities owned by China Direct, Inc. or its other subsidiaries. Dr. James Wang, Chief Executive Officer of China Direct, Inc., holds voting and dispositive control over securities owned by China Direct Investments, Inc. in his capacity as Chief Executive Officer.

40
Skyebanc, Inc. is the record holder of Class A warrants to purchase 61,125 shares of our common stock. The number of shares offered includes 61,125 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

41
Mr. Fulton is the record holder of Class A warrants to purchase 136,000 shares of our common stock,. The number of shares offered includes 136,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Peter Fulton has the voting and dispositive control over securities held by Mr. Fulton.

42
Mr. Wolfang is the record holder of Class A warrants to purchase 10,375 shares of our common stock,. The number of shares offered includes 10,375 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Robert Wolfang has the voting and dispositive control over securities held by Mr. Wolfang..

43
Polar Securities Inc. is the record holder of Class A warrants to purchase 750,000 shares of our common stock and Class B warrants to purchase 750,000 shares of our common stock. The number of shares offered includes 1,500,000 shares which are issuable upon the exercise of the warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Robin Schulz has voting and dispositive control over securities held by Polar Securities, Inc.

None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than Skyebanc, Inc, a broker-dealer and FINRA member firm, and Messrs. Fulton and Wolfgang, who are employees of Skyebanc, Inc. Skyebanc, Inc. received the securities as compensation for its services in the ordinary course of its business as a selling agent in the 2008 Unit Offering. Skyebanc, Inc. transferred a portion of the compensation it received from us to Messrs. Fulton and Wolfgang as compensation to them in the regular course of their employment with that firm.  At the time of the receipt of the warrants, neither Mr. Fulton or Mr. Wolfgang had any agreement or understanding, directly or indirectly, with any person to distribute those securities.  None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Shares Eligible For Future Sale

At January 26, 2009 we had 34,508,203shares of common stock issued and outstanding, of which approximately 30,090,000 shares are "restricted securities." In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida  33431.

EXPERTS

Our financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our filings are available over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

China Logistics Group, Inc.
And Subsidiaries

Index to Consolidated Financial Statements

For the Three Months and Nine Months Ended September 30, 2008

Page

Consolidated Balance Sheets as of September 30, 2008 (Unaudited) and December 31, 2007 (Restated)	F-2
Consolidated Statements of Operations (Unaudited) for the three and nine months ended September 30, 2008 and 2007 (Restated)	F-3
Consolidated Statements of Cash Flows (Unaudited) for the nine months ended September 30, 2008 and 2007 (Restated)	F-4
Consolidated Statements of Stockholders’ Deficit	F-5
Notes to Unaudited Consolidated Financial Statements	F-6 - F-15

For the Years Ended December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm	F-16
Consolidated Balance Sheets	F-17
Consolidated Statements of Operations	F-18
Consolidated Statements of Stockholders’ Deficit	F-19
Consolidated Statements of Cash Flows	F-20
Notes to Consolidated Financial Statements	F-21 - F-33

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(Unaudited)	Restated
ASSETS
Current assets:
Cash	$3,871,973	$1,121,605
Accounts receivable, net of allowance for doubtful accounts of $451,848 and $794,715 at September 30, 2008 and December 31, 2007, respectively	3,784,505	3,131,831
Accounts receivable - related party	__	160,350
Deferred costs	—	5,450
Due from related parties	484,915	511,435
Prepayments and other current assets	736,738	338,895
Total current assets	8,878,131	5,269,566
Property and equipment, net	49,927	46,622
Other assets:
Intangible assets	663	821
Deposits	—	12,000
Total other assets	663	12,821
Total assets	$8,928,721	$5,329,009

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Cash overdraft	$—	$12,633
Accounts payable - trade	1,862,472	4,444,825
Accrued consulting fees	72,273	-
Accrued compensation - related party	—	446,985
Other accruals and current liabilities	610,555	343,301
Convertible note payable - related party	—	2,373,179
Advances from customers	1,600,592	683,436
Due to related parties	154,083	229,252
Foreign tax payable	321,021	36,117
Total current liabilities	4,620,996	8,569,728
Minority interest	1,326,510	670,510
Stockholders' equity (deficit):
Series A convertible preferred stock - $.001 par value, 10,000,000 shares authorized; -0- shares and 1,000,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	—	1,000
Series B convertible preferred stock- $.001 par value, 1,295,000 shares authorized; 450,000 shares and 1,295,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	450	1,295
Common stock - $.001 par value, 500,000,000 shares authorized, 34,507,894 and 4,999,041 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	34,508	4,999
Additional paid-in capital	2,781,038	(3,379,049)
Accumulated retained earnings (deficit)	331,180	(313,084)
Accumulated other comprehensive loss	(165,961)	(226,390)
Total stockholders' equity (deficit)	2,981,215	(3,911,229)
Total liabilities and stockholders' equity (deficit)	$8,928,721	$5,329,009

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Sales	$12,961,259	$10,781,536	$27,753,459	$24,575,206
Cost of sales	12,072,099	9,681,560	26,149,830	23,584,744
Gross profit	889,160	1,099,976	1,603,629	990,462
Operating expenses:
Selling, general and administrative	544,034	155,153	1,129,215	438,343
Depreciation and amortization	4,814	4,563	17,260	13,690
Total operating expenses	548,848	159,716	1,146,475	452,033
Operating Income	340,312	940,260	457,154	538,429
Other income (expense)
Realized exchange gain	37,648	-	25,241	-
Forgiveness of Debt	-	-	764,220	-
Recovery of bad debts	(4,434)	-	397,309	-
Interest income (expense)	(43,608)	(8,443)	(44,275)	10,580
Total other income (expense)	(10,394)	(8,443)	1,142,495	10,580

Income (loss) before income taxes and minority interests	329,918	931,817	1,599,649	549,009
Foreign tax	279,784	17,311	357,442	47,036

Income before minority interest	50,134	914,506	1,242,207	501,973
Minority interest in income of consolidated subsidiaries	238,710		597,943	-
Net income (loss)	(188,586)	914,506	644,264	501,973
Other comprehensive income:
Foreign currency translation adjustment	47,156	1,850	115,853	5,549
Comprehensive income (loss)	$(141,430)	$916,356	$760,117	$507,522
Earnings (losses) per share:
Basic	$(0.01)	$0.23	$0.03	$0.16
Diluted	$(0.01)	$0.06	$0.02	$0.04
Basic weighted average shares outstanding	34,507,894	3,989,874	24,190,006	3,228,230
Diluted weighted average shares outstanding	34,507,894	14,939,874	34,257,798	14,178,230

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30,	September 30,
	2008	2007
Cash flows from operating activities:
Net income	$644,264	$501,973
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,260	13,690
Minority interest in income of consolidated subsidiaries	597,943	-
Bad debt expense	--	67,584
Bad debt recovery	(401,743)	--
Securities issued for services	5,450	--
Change in assets and liabilities
Increase in accounts receivable	(401,531)	(598,560)
Decrease in accounts receivable - related party	160,350	--
Increase in prepayments and other current assets	(397,843)	(54,258)
Decrease in deposit	12,000	2,700
Decrease in accounts payable	(2,582,353)	(599,948)
Increase in accrued consulting fee	57,273	--
Increase in accrued advances from customers	917,156	625,669
Decrease in due to related parties	(75,169)	(53,060)
Increase in foreign tax payable	284,905	12,818
Increase in other accruals	267,254	(3,232)
Net cash used in operating activities	(894,784)	(84,624)
Cash flows from investing activities:
Purchases of property, plant and equipment	(25,646)	(7,301)
Net cash used in investing activities	(25,646)	(7,301)
Cash flows from financing activities:
Proceeds from convertible note payable - related party	148,200	--
Repayment of loan payable-shareholder	--	--
Proceeds from 2008 unit offering private placement	3,778,250	--
2008 unit offering private placement expenses	(420,863)	--
Repayment of short-term debt	(12,633)	--
Net cash provided by financing activities	3,492,954	--
Net increase (decrease) in cash	2,572,524	(91,925)
Foreign currency translation adjustment	177,844	6,791
Cash at beginning of year	1,121,605	822,908
Cash at end of period	$3,871,973	$737,774
Supplemental disclosure of cash flow information:
Cash paid during the period for foreign taxes	$34,524	$13,058
Non-cash movements affecting investing and financing transactions:
Convertible note payable converted to common stock - related party	$2,521,379	$--
Accrued compensation converted to common stock - related party	$448,985	$--

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIODS ENDED SEPTEMBER 30, 2008, DECEMBER 31, 2007 AND 2006
(UNAUDITED)

									Other
							Additional		Compre-
							Paid-In	Accumulated	hensive
	Preferred A Stock		Preferred B Stock		Common Stock		Capital	Deficit	Income	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Restated	Restated	(Loss)	Restated

Balance December 31, 2006	1,000,000	$1,000	120,000	$120	2,750,291	$2,750	$863,175	$(995,334)	$2,586	$(125,703)

Stock issued for acquisition	-	-	1,175,000	1,175	450,000	450	10,398,825	-	-	10,400,450

Recapitalization for reverse merger	-	-	-	-	1,798,750	1,799	(14,641,049)	-	-	(14,639,250)

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(228,975)	(228,975)

Net loss for the year	-	-	-	-	-	-	-	682,250	-	682,250

Balance December 31, 2007	1,000,000	$1,000	1,295,000	$1,295	4,999,041	$4,999	$(3,379,049)	$(313,084)	$(226,389)	$(3,912,228)

Convertible note payable to related
party converted to capital	-	-	-	-	2,864,606	2,865	2,518,514	-	-	2,521,379

Conversion of Series A preferred stock to common stock	(1,000,000)	(1,000)	-	-	2,500,000	2,500	(1,500)	-	-	-

Conversion of Series B preferred stock to common stock	-	-	(845,000)	(845)	8,450,000	8,450	(7,605)	-	-	-

Accrued salary for president converted to stock	-	-	-	-	581,247	581	448,404	-	-	448,985

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	11,894	11,894

Net loss for the period	-	-	-	-	-	-	-	(19,529)	-	(19,529)

Balance March 31, 2008	-	$-	450,000	$450	19,394,894	$19,395	$(421,236)	$(332,613)	$(214,495)	$(949,500)

2008 Unit Offering	-	-	-	-	15,113,000	15,113	3,202,274	-	-	3,217,387

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	23,142	23,142

Net loss for the period	-	-	-	-	-	-	-	852,379	-	852,379

Balance June 30, 2008	-	$-	450,000	$450	34,507,894	$34,508	$2,781,038	$519,766	$(191,354)	$3,143,408

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	25,392	25,392

Net loss for the period	-	-	-	-	-	-	-	(188,586)	-	(188,586)

Balance September 30, 2008	-	$-	450,000	$450	34,507,894	$34,508	$2,781,038	$331,180	$(165,961)	$2,981,215

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

China Logistics Group, Inc. (“we”, “us”, “our” or the “Company”) is a Florida corporation and was incorporated on March 19, 1999 under the name of ValuSALES.com, Inc. We changed our name to Video Without Boundaries, Inc. on November 16, 2001. On August 31, 2006 we changed our name from Video Without Boundaries, Inc. to MediaREADY, Inc. and on February 14, 2008, we changed our name from MediaREADY, Inc. to China Logistics Group, Inc.

On December 31, 2007 we entered into an acquisition agreement to acquire a 51% interest in Shandong Jiajia International Freight & Forwarding Co., Ltd (“Shandong Jiajia”) which was a private company incorporated in the Peoples Republic of China (the “PRC”).  Prior to the acquisition of a 51% interest in Shandong Jiajia, we were unable to successfully penetrate the market for the production and distribution of interactive consumer electronics equipment that provided streaming digital media and video on demand (VOD) services.

The accompanying unaudited consolidated financial statements including the audited balance sheet at December 31, 2007, statement of operations and  statements of stockholders’ equity (deficit) up through June 30, 2008 have been restated to account for the acquisition of a 51% interest in Shandong Jiajia as a capital transaction, implemented through a reverse acquisition.  Accordingly, the historical cost basis of the assets and liabilities of Shandong Jiajia have been carried forward and the historical information presented, including the statements of operation, statement of stockholders’ equity (deficit) and statements of cash flows, are those of Shandong Jiajia.

Shandong Jiajia, formed in 1999 as a Chinese limited liability company, is an international freight forwarder and logistics management company. Shandong Jiajia, acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import or export merchandise from or into China.  Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with two additional offices in Lianyungang and Rizhao. Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha, P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines.

The accompanying unaudited consolidated financial statements include our accounts and our 51% owned subsidiary, Shandong Jiajia. Intercompany transactions and balances have been eliminated in consolidation.  All share and per share information contained in this report gives proforma effect to the 1 for 40 reverse stock split of our outstanding common stock effective at the close of business on March 11, 2008.

NOTE 2- RESTATEMENT OF FINANCIAL STATEMENTS AND BASIS OF PRESENTATION

The financial statements for the year ended December 31, 2007 have been restated to correct the accounting treatment previously accorded certain transactions.

On May 19, 2008 we amended our Annual Report on Form 10-K/A for the year ended December 31, 2007.  On May 14, 2008, our management concluded that the consolidated financial statements for the year ended December 31, 2007, as initially filed on April 15, 2008, could no longer be relied upon due to an error in these financial statements.  On May 19, 2008, we restated our December 31, 2007 financial statements to recognize the fair value of 450,000 shares of Series B preferred stock totaling $3,780,000 which we were obligated to issue as partial compensation for consulting services rendered to us in connection with the acquisition of a 51% interest in Shandong Jiajia which was effective on December 31, 2007.

Components of this initial restatement are detailed in the following tables:

Balance sheet data as of December 31, 2007:

	As Filed	Adjustment to Restate	Restated
Accrued consulting fees	$-	$3,780,000	$3,780,000
	$-	$3,780,000	$3,780,000

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

Consolidated statements of operations for the year ended December 31, 2007:

		Adjustment
	As Filed	To Restate	Restated
Fair Value of equity instruments	$6,644,900	$3,780,000	$10,424,900
	$6,644,900	$3,780,000	$10,424,900

Net loss per common share	$(.05)	$(.03)	$(.08)

The accounting recognition given these fees in the initial amendment, filed on May 19, 2007, was subsequently further amended to recognize these fees as a direct cost of the transaction with Shandong Jiajia, within the provision of Statement of Financial Accounting Standards No.141, Business Combinations, rather than an expense item as initially recorded.

On October 13, 2008 our management concluded that the consolidated financial statements for the year ended December 31, 2007, as amended, and quarterly periods ended March 31, 2008 and June 30, 2008 could no longer be relied upon due to errors in these financial statements including related disclosures.

The December 31, 2007 financial statements included in our Form 10-K filed on April 15, 2008 and the Form 10-K/A filed on May 19, 2008 incorrectly accounted for our acquisition of a 51% interest in Shandong Jiajia using the purchase method of accounting.  The December 31, 2007 Financial Statements included in this report have been restated to account for the transaction as a capital transaction, implemented through a reverse acquisition, with Shandong Jiajia being recognized as the accounting acquirer and our company being recognized as the accounting acquiree.  Accordingly, the cost basis of the assets and liabilities of Shandong Jiajia were maintained in the consolidated financial statements and the assets and liabilities of our company then named MediaReady, Inc. prior to the transaction are accounted for under the purchase method.  The historical records presented in the financial statements included in this report include the consolidated statements of operations, statements of stockholders’ deficit and statements of cash flows of Shandong Jiajia.

Upon further review, we also determined that we did not meet the definition of a business under the guidance of EITF Issue 98-3 prior to our acquisition of a 51% interest in Shandong Jiajia on December 31, 2007 but were a public shell company as of the transaction date.  Under these guidelines, no goodwill or other intangibles were recognized in the transaction.  Further, as the transaction for accounting purposes was considered the merger of a private operating company into a public shell company, the transaction was viewed and treated as a capital transaction rather than a business combination.

In addition, for the year ended December 31, 2007, we had incorrectly classified as expenses certain costs related to the acquisition of a 51% interest in Shandong Jiajia, with the fair value of these items recorded in the statements of operations as fair value of equity instruments.  These costs, totaling $6,644,900 set forth in the December 31, 2007 Financial Statements included in our Form 10-K filed on April 15, 2008 and $10,418,000 set forth in our December 31, 2007 Financial Statements included in our Form 10-K/A filed on May 19, 2008, have been reclassified as costs directly associated with our acquisition of a 51% interest in Shandong Jiajia under the provisions of Statement of Financial Accounting Standard No.141.

For all periods presented, we have restated the commitment date and the accounting and valuation methodology related to a convertible note payable to David Aubel, a principal shareholder of our company.  The calculations and disclosures related to this convertible note were restated to recognize, on a fair value basis, the intrinsic value of shares issued by us to Mr. Aubel as repayment of the note.  The restatement treats the intrinsic value recognized by us as a receivable from Mr. Aubel due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired.

On March 11, 2008, we changed our name from MediaReady, Inc. to China Logistics Group, Inc. and effectuated a one-for-forty (1:40) reverse stock split of our common stock.  As the reverse stock split took place after December 31, 2007 but before the filing of our December 31, 2007 Financial Statements, we should have reflected the reverse stock split retroactively in the balance sheets and related disclosures presented as provided in the Interpretation Guidance of Staff Accounting Bulletin Topic 4:C.  We have restated the balance sheets presented and share and per share related disclosures to give retroactive effect to the reverse stock split.

NOTE 3 –BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements for the three month and nine month periods ended September 30, 2008 and 2007 have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. The financial information as of December 31, 2007 is derived from our Form 10-K/A (Amendment No. 2) for the year ended December 31, 2007 to be filed by us with the Securities and Exchange Commission. Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

All share and per share information contained in this report gives proforma effect to a 1 for 40 reverse stock split of our outstanding common stock effective March 11, 2008.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

The presentation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, the accompanying financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. While we believe that the disclosures presented are adequate to keep the information from being misleading, we suggest that these accompanying financial statements be read in conjunction with our audited financial statements and notes for the year ended December 31, 2007, included in our Form 10-K/A (Amendment No. 2), for the year then ended to be filed by us with the Securities and Exchange Commission.

Operating results for the three month and nine month periods ended September 30, 2008 are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2008. It should be noted, the nine month period ended September 30, 2008 includes one-time items specifically recorded during the second quarter, the forgiveness of debt and recovery of bad debts previously considered uncollectable, which materially improved our earnings for the nine months ended September 30, 2008 and eliminated our operating loss for the nine months ended September 30, 2008.

The accompanying consolidated financial statements include our accounts and our 51% owned subsidiary, Shandong Jiajia. Inter-company transactions and balances have been eliminated in consolidation.

Shandong Jiajia maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying unaudited consolidated financial statements to conform to accounting principles generally accepted in the United States of America.

Revenue Recognition

We provide freight forwarding services generally under contract with our customers.  Our business model involves placing our customers’ freight on prearranged contracted transport.

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. We provide transportation services, generally under contract, by third parties with whom we have contracted these services.

Typically we recognize revenue in connection with our freight forwarding service when the payment terms are as follows:

•	When the cargo departs the shipper's destination if the trade pricing term is on a CIF (cost, insurance and freight) or CFR (cost and freight cost) basis,
•	When the cargo departs the shipper’s location when the trade pricing terms are CFR (cost and freight cost), or
•	When merchandise arrives at the destination port if the trade pricing term is on a FOB (free on board) basis.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and assumptions associated with stock based compensation recognized that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying value of these instruments approximates their fair value.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash and accounts receivable. We place our cash with high quality financial institutions in the United States and China. As of September 30, 2008, bank deposits in the United States exceeded federally insured limits by $43,125. At September 30, 2008, we had deposits of $3,578,848 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. We have not experienced any losses in such bank accounts through September 30, 2008.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

Accounts Receivable

We provide an allowance for doubtful accounts equal to the estimated uncollectible portion of accounts receivable. This estimate is based on the historical collection experience and a review of the current status of trade receivables.  During the three months ended September 30, 2008, we reduced our allowance for doubtful accounts with a corresponding entry to accounts receivable by approximately $525,000 for receivables specifically identified as uncollectable.

Earnings (Losses) Per Share

Basic per share results for all periods presented were computed based on the net earnings (loss) for the periods presented. The weighted average number of common shares outstanding during the period was used in the calculation of basic earnings per share. Diluted earnings per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in our income subject to anti-dilution limitation as defined by Standard Financial Accounting Standard (“SFAS”) No. 128 “Earnings per share”.  Earnings per share have retroactively restated to reflect the shares issued in connection with our acquisition of a 51% interest in Shandong Jiajia.

Stock Based Compensation

We authorized the issuance of common stock and common stock purchase warrants to employees, shareholders and third parties. The expense for these equity-based incentives is based on their fair value on the date of grant in accordance with SFAS No. 123 (R) “Share Based Payments”. The fair value of each stock warrant granted is estimated on the date of grant using the “Black Scholes” pricing model. The pricing model requires assumptions such as the expected life of the stock warrant and the expected volatility of our stock over the expected life, which significantly impacts the assumed value. We use historical data to determine these assumptions and if these assumptions change significantly for future grants, share-based compensation expense will fluctuate in future years. Fair value for stock issued was determined at the closing price as of the date of issuance.

Advances from Customers

Advances from customers consist of prepayments to us for contracted cargo that has not yet been shipped to the recipient and for other advance deposits. These amounts are recognized as revenue as shipments are completed and customers take delivery of goods, in compliance with the related contract and our revenue recognition policy. Advances from customers totaled $1,600,592 and $683,436, at September 30, 2008 and December 31, 2007, respectively.

Long-Lived Assets

We periodically evaluate the carrying value of long-lived assets to be held and used in the business, other than assets held for sale when events and circumstances warrant, generally in conjunction with the annual business planning cycle. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value for assets to be held and used. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risks involved. Long-lived assets to be disposed of other than by sale are considered held and used until disposed. There was no impairment recognized for the three month or nine month periods ended September 30, 2007 or September 30, 2008, respectively.

Foreign Currency Translation

The accompanying unaudited consolidated financial statements are presented in United States dollars. The functional currency of Shandong Jiajia is the Renminbi (“RMB”), the official currency of the People’s Republic of China. Capital accounts of the unaudited consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate for the period presented.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through PRC authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Minority Interest

Under generally accepted accounting principles, when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the minority interest since there is no obligation of the minority interest to make good on such losses. We, therefore, would absorb all losses applicable to a minority interest where applicable. If future earnings were then to materialize, we would be credited to the extent of such losses previously absorbed.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115”. SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We have adopted SFAS 159 and determined that it had no impact as of September 30, 2008, and we will continue to evaluate the impact, if any, of SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations”. SFAS 141R is a revision to SFAS 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the “purchase accounting” method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS 141R retains the fundamental requirement of SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. We are currently evaluating the requirements of SFAS 141R and the impact of adoption on our consolidated financial statements.

In December 2007, the FASB issued SFAS 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements”. This Statement amends ARB 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. A non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS 160 is effective for periods beginning after December 15, 2008. We are currently evaluating the requirements of SFAS 160 and the impact of adoption on our consolidated financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the requirements of SFAS 161 and the impact of adoption on our consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement”.  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2009, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. We are currently evaluating the requirements of (FSP) No. EITF 03 -6-1 as well as the impact of the adoption on our consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

NOTE 4 – GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis. We had generated minimal revenue since our inception until we acquired of a 51% interest in Shandong Jiajia in December 2007. It should be noted that while our operations reflect profit for the nine month period ended September 30, 2008, the entire amount of profit resulted from one-time transactions including $764,220 for the forgiveness of debt and approximately $400,000 in recovery of bad debts previously recognized as uncollectable. Additionally, we have a minimal level of working capital totaling $4,257,135 at September 30, 2008, and cash used in operations totaling approximately $895,000 during the nine months ended September 30, 2008. Our  ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due, to fund possible acquisitions, and to generate profitable operations in the future.

These matters, among others, raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

NOTE 5 – EARNINGS (LOSSES) PER SHARE

Under the provisions of SFAS 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the company, subject to anti-dilution limitations.

Potentially issuable shares for the three months ended September 30, 2008 were anti-dilutive and not included in diluted earnings per share.

Earning per share presented for the three month and nine months ended September 30, 2008 have been restated due to the reverse acquisition transaction with Shandong Jiajia.  The retroactive restatement is based on our average number of weighted-average shares outstand for the periods presented in 2007, adjusted for shares underlying convertible securities issued in the reverse acquisition transaction.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Numerator:
Net Income (loss) applicable to common stockholders (A)	$(188,586)	$914,506	$644,264	$(501,973)

Denominators:
Denominator for basic earnings per share
Weighted average shares outstanding (B)	34,507,894	3,989,874	24,190,006	3,228,230
Denominator for diluted earnings per share
Treasury Stock Method
Options	-	-	1,109,264	-
Warrants	-	-	6,738,308	-
Series B preferred - unconverted	-	-	1,159,739	-
Series A and B preferred	-	10,950,000	1,060,481	10,950,000
	-	10,950,000	10,067,792	10,950,000
Denominator for diluted
earnings per share-
adjusted weighted average shares outstanding (C)	34,507,894	14,939,874	34,257,798	14,178,230
Basic and Diluted Earnings Per Common Share:
Earnings per share- basic (A)/(B)	$(0.01)	$0.23	$0.03	$(0.16)
Earnings per share- diluted (A)/(C)	$(0.01)	$0.06	$0.02	$(0.04)

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

NOTE 6 – STOCKHOLDERS’ EQUITY

2008 Unit Offering

In April 2008, we completed an offering of 15.113 units of our securities at an offering price of $250,000 per unit to 32 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4(2) of that act (the “2008 Unit Offering”). Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. We received gross proceeds of $3,778,250 in this offering.

Skyebanc, Inc., a broker-dealer and a member of FINRA, acted as a selling agent for us in the 2008 Unit Offering.  As compensation for its services, we paid Skyebanc, Inc. a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock. In addition, we paid due diligence fees to an advisor to our company as well as to two advisors to investors in the 2008 Unit Offering in connection with this offering which included an aggregate of $315,625 in cash and Class A warrants to purchase 1,125,000 shares of our common stock.  We also paid legal fees for both investors' counsel and our counsel. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3.3 million. Approximately $2.0 million of the net proceeds were used by us as a contribution to the registered capital of our subsidiary Shandong Jiajia and as additional working capital for that company, approximately $140,000 was used to pay accrued professional fees and the balance of the net proceeds from the transaction are being used for working capital purposes. Subsequently, we have provided an additional $500,000 to Shandong Jiajia as working capital.

We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the warrants so as to permit the public resale thereof. We have filed a registration statement covering the resale of all shares of our common stock issuable upon the exercise of the Class A and Class B Warrants included in the units sold in the 2008 Unit Offering, together with all shares of our common stock issuable upon exercise of the Class A warrants issued to the selling agent, finders and consultants in the 2008 Unit Offering.  We will pay all costs associated with the filing of this registration statement. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants. Although we filed a registration statement and we have been making a good faith effort to resolve comments on the registration statement we received from the Commission, it has not declared effective.  We are unable to predict when we will obtain effectiveness of the registration statement and are subject to liquidated damages under the terms of the warrants.  The transaction documents also provide for the payment of liquidated damages to the investors if we should fail to be a current reporting issuer and/or to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the Class A and B warrants.

The subscription agreement for the 2008 Unit Offering provides that while the purchasers own any securities sold in the 2008 Unit Offering such securities are subject to anti-dilution protections afforded to the purchasers. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of share purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants. In the event we enter into a transaction which triggers these anti-dilution rights, we will:

•
issue additional shares to the purchasers to take into account the amount paid by the purchaser as of the closing date for the shares included in the units so that the per share price paid by the purchaser equals the lower price in the subsequent issuance,

•	reduce the warrant exercise price of any unexercised warrants then held by the purchaser to such lower price, and

•
if necessary, issue additional shares to purchaser to take into account the amount paid, whether in cash or by cashless exercise, by the purchaser if the purchaser has exercised any warrants so that the per share exercise price and to the exercise price for the exercised warrants equals the lower price of the subsequent issuance.

In addition, until eight months after the effective date of the registration statement, purchasers will have a right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply in limited exceptions, including:

•	strategic license agreements or similar partnering arrangements provided that the issuances are not for the purpose of raising capital and there are no registration rights granted,

•
strategic mergers, acquisitions or consolidation or purchase of substantially all of the securities or assets of a corporation or other entity provided that we do not grant the holders of such securities registration rights, and

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

•
the issuance of common stock or options pursuant to stock option plans and employee purchase plans at exercise prices equal to or higher than the closing price of our common stock on the issue/grant date or as a result of the exercise of warrants issued either in the unit offering or which were outstanding prior to the unit offering.

Finally, under the terms of the subscription agreement for the 2008 Unit Offering we agreed that:

•
until the earlier of the registration statement having been effective for 240 days or the date on which all the shares of common stock sold in the 2008 Unit Offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8, and

•
until the earlier of two years from the closing date or the date on which all shares of common stock sold in the 2008 Unit Offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

•	amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors,

•	repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities, or

•	prepay any financing related or other outstanding debt obligations.

Preferred Stock

We have 10,000,000 shares of preferred stock, par value $.001, authorized of which we designated 1,000,000 as our Series A convertible preferred stock in December 2007. In March 2008 all 1,000,000 shares of our Series A convertible preferred stock were converted into 2,500,000 shares of our common stock.

In December 2007 we designated 1,295,000 shares of our preferred stock as Series B convertible preferred stock. In March 2008, 845,000 shares of our Series B convertible preferred stock were converted into 8,450,000 shares of our common stock.

Common Stock

On March 20, 2008 a principal shareholder of our company, David Aubel, converted the full amount of a $2,521,379 convertible note payable into 2,864,606 shares of common stock at $0.88 per share.

On March 20, 2008 our then president and CEO, V. Jeffrey Harrell, converted the full amount of his accrued compensation into 581,247 shares of common stock at $0.77 per share, for a total of $448,985.

A summary of common shares issued during the nine month period ended September 30, 2008 is as follows:

No. of Shares

Settlement of obligation to former President and CEO	581,247
Settlement (conversion) of note payable to principal shareholder	2,864,606
Conversion 1,000,000 shares of Series A convertible preferred stock	2,500,000
Conversion of 845,000 shares of Series B convertible preferred stock	8,450,000
2008 Unit Offering	15,113,000
29,508,853

Common Stock Options

A summary of our stock option activity during the nine month period ended September 30, 2008 is as follows:

	No. of Shares Underlying options	Weighted Average Exercise Price	Weighted Average Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2007	2,000,000	$0.30	2.25	$260,000
Granted	-	-	-	-
Exercised	-	-	-	-
Outstanding at September 30, 2008	2,000,000	$0.30	2.25	$260,000

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

Common Stock Purchase Warrants

A summary of our common stock warrant activity during the nine month period ended September 30, 2008 is as follows:

	Shares Underlying Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2007	4,700,000	$1.23
Granted *	31,558,500	0.43
Exercised	—	—
Outstanding at September 30, 2008	36,258,500	$0.53

*Issued in connection with our 2008 Unit Offering completed in April, 2008.

NOTE 7 – RELATED PARTIES

Up until March 2008, we relied heavily on advances from Mr. David Aubel, a principal shareholder of our company, to fund our operations.  Mr. Aubel has never held a position as an officer or director of our company.  Mr. Aubel has, over the years, executed a number of convertible debt agreements and related amendments addressing the collateral arrangements and repayment terms covering his advances.  These agreements and related amendments, provided for the repayment of these obligations through the issuance of our common stock at substantial discounts from the then prevailing market price.

On December 3, 2005, we entered into an argument with Mr. Aubel which provided for the conversion of his obligation:

•	For the first and second quarters of 2005 at $0.01 per share;
•	For the third quarter 2005 at 20% of the closing price on the date of conversion; and
•	For the fourth quarter 2005 and beyond at 40% of the closing price on the date of conversion.

Under the provision of Emerging Issue Task Force (“EITF”) 98-5 and EITF 00-27, we determined that the agreement with Mr. Aubel contained an embedded conversion feature which should be valued separately at issuance.  Further, as Mr. Aubel’s December 3, 2005 agreement with us contained no stated redemption date (due on demand) and the notes were convertible at the option of the investor, the resulting discount from market was recognized immediately.

A summary of the intrinsic value, the difference between the conversion price Mr. Aubel paid and the fair value of our common stock on the commitment date, December 3, 2005, is as follows:

Funds advanced by Mr. Aubel:

	Funds	Intrinsic
	Advanced	Value
2005	$160,000	$240,000
2006	1,730,168	2,595,251
2007	874,164	1,311,246
Totals	$2,764,332	$4,146,497

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued
September 30, 2008

A summary of the intrinsic value of shares actually paid to Mr. Aubel against his note for the years ended December 31, 2005, 2006 and 2007 is as follows:

Year	Number of Shares Converted	Amount of Note Reduction	Intrinsic Value
2005	32,100,000	$698,000	$14,829,000
2006	23,700,000	1,442,000	2,319,000
2007	71,800,000	1,751,720	2,821,280
	127,600,000	$3,894,720	$19,969,280

Based on our review of the facts and circumstances surrounding the agreements with Mr. Aubel and in connection with the restatement of our financial statements, we believe the appropriate accounting treatment was to record a receivable due from Mr. Aubel for the intrinsic value of the shares tendered due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired as collection was not reasonably assured.

During the first quarter of 2008, we issued Mr. Aubel 2,864,606 shares of our common stock in full payment of the then $2,521,379 balance of his note.  The shares issued to Mr. Aubel had a fair value $659,432 less than the obligation settled.  This difference was recorded as a contribution to capital rather than a gain on the debt settlement.

On June 1, 2008, Shandong Jiajia entered into a lease with Mr. Chen, our Chief Executive Officer, for a term of one year for office space for its Shanghai Branch in the PRC. Shandong Jiajia will pay Mr. Chen base annual rent of approximately $43,700 for the use of such office space plus a management fee of approximately $20,440.

At September 30, 2008, we were due $484,915 from Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia. The loan is unsecured, non-interest bearing and payable on demand. At September 30, 2008, our unaudited consolidated balance sheet reflects $154,083 due to Xiangfen Chen, general manager of the Xiamen branch of Shandong Jiajia. The loan is unsecured, non-interest bearing and repayable on demand.

There are no assurances that the terms of the transactions with these related parties are comparable to terms we could have obtained from unaffiliated third parties.

NOTE 8 – FOREIGN OPERATIONS

The table below presents information by operating region for the nine months ended September 30, 2008.

	Revenues	Assets
United States	$—	$293,125
People’s Republic of China	27,753,459	8,635,596
Totals	$27,753,459	$8,928,721

NOTE 9 – CONTINGENCIES

On August 11, 2004 (with an effective date of June 1, 2004) we entered into a stock purchase agreement with James Joachimczyk, the sole shareholder of Graphics Distribution, Inc., a company engaged in the business of selling and distributing electrical products. The principal terms of the agreement provide for us to acquire all of the issued and outstanding shares of the acquired entity for a purchase price of $1,500,000 plus the issuance of 1,000,000 shares of our restricted common stock. Additional consideration included in the stock purchase agreement required us to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the stock purchase agreement. We, at the time of closing, gave our initial deposit of $350,000, but has defaulted on the remaining balance due and is also in default of the collateralization provision. We have has expensed the initial deposit of $350,000.  In October, 2008, we obtained a general release from Mr. Joachimczyk and Graphics Distribution, Inc. releasing us from any and all liability and causes of action that Mr. Joachimczyk and Graphics Distribution, Inc. had or may have against us as of October 14, 2008.

Under the terms and conditions of the Class A and Class B warrants we issued in connection with our 2008 Unit Offering, we are required to pay liquidated damages to the warrant holders of $257,000 per month up to a maximum of $3,084,000 (an amount equal to 2% for each 30 days of the $12,850,000 aggregate exercise price of the warrants, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants) in the event a registration statement covering the common stock underlying the warrants was not declared effective by October 25, 2008, 180 days following the closing date of the April 2008 Offering.  Although we filed a registration statement covering the common stock under the warrants on June 19, 2008 and we have been making a good faith effort to resolve comments on the registration statement we received from the Commission, it has not declared effective.  We are unable to predict when we will obtain effectiveness of the registration statement.  While we will seek to reduce or eliminate the amount of the liquidated damages through a mutual agreement with the investors in the April 2008 Offering, we cannot predict the ultimate outcome of our efforts or the actual amount of liquidated damages we may ultimately be obligated to pay.  Imposition of liquidated damages would have a material adverse effect on our business, financial condition, results of operations and cash flows.

As a result of the September 24, 2008 complaint filed by the Securities and Exchange Commission against us and Messrs. Harrell and Aubel as described in Item 1, “Legal Proceedings” of this Form 10-Q, we have agreed in principle to entry of a consent order granting the Commission the injunctive relief it seeks against us. We have been cooperating with the Commission in this proceeding and are still in settlement discussions with the Commission regarding disgorgement and prejudgment interest sought by the Commission.  In the event we are unable to reach an agreement with the Commission with respect to disgorgement and prejudgment interest, we have agreed with the Commission to have the court determine the propriety of such amounts, if any.  In addition, the pending lawsuit with the Commission may result in additional claims by stockholders, regulatory proceedings, government enforcement actions and related investigations and litigation. We cannot predict the ultimate outcome of this litigation and any continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, our agreement to entry of a consent order granting the Commission injunctive relief restraining us from future violations of Federal securities laws may make future financing efforts more difficult and costly.

We are evaluating filing a lawsuit against Messrs. Harrell and Aubel and other parties involved in the improper conduct alleged by the Securities and Exchange Commission for damages we suffered as a result of their conduct.  In addition, we are evaluating filing a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,379 which we redeemed for 2,864,606 shares of our common stock in March, 2008 pursuant to the terms of the December 2007 agreement we entered into to a acquire a 51% interest in Shandong Jiajia.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors

China Logistics Group, Inc.

We have audited the accompanying consolidated balance sheets of China Logistics Group, Inc. and its subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Logistics Group, Inc. and its subsidiary as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations, has net cash used in operations, a net working capital deficiency, a stockholders’ deficiency and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements have been restated to give effect to the correction of an accounting error relating to the reverse acquisition on December 31, 2007 (see Note 2).

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida

March 31, 2008, except for Note 2, as to which the date is December 19, 2008.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS	Restated	Restated
Current assets:
Cash	$1,121,605	$822,908
Accounts receivable, net of allowance for doubtful accounts of $794,715 and $1,262,902 at December 31, 2007 and 2006, respectively	3,131,831	1,903,884
Accounts receivable - related party	160,350	-
Deferred expenses	5,450	-
Other receivables	-	181,060
Due from related parties	511,435	282,559
Prepayments and other current assets	338,895	14,828
Total current assets	5,269,566	3,205,239
Property and equipment, net	46,622	50,309
Other assets:
Intangible assets	821	-
Deposits	12,000	4,683
Total other assets	12,821	4,683
Total assets	$5,329,009	$3,260,231
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$12,633	$-
Accounts payable – trade	4,444,825	2,733,055
Accrued compensation – related party	446,985	-
Other accruals and current liabilities	343,301	319,237
Convertible note payable/related party	2,373,179	-
Advances from customers	683,436	110,559
Due to related parties	229,252	214,211
Foreign tax payable	36,117	8,872
Total current liabilities	8,569,728	3,385,934
Minority interest	670,510	-
Stockholders' deficit:
Preferred stock - $.001 par value, 5,000,000 shares authorized
Series A preferred stock - 1,000,000 shares issued and outstanding at December 31, 2007 and 2006, respectively	1,000	1,000
Series B preferred stock - 1,295,000 and 120,000 shares issued and outstanding at December 31, 2007 and 2006, respectively	1,295	120
Common stock - $.001 par value, 200,000,000 shares authorized, 4,999,041 and 2,750,291 shares issued and outstanding at December 31, 2007 and 2006, respectively	4,999	2,750
Additional paid-in capital	(3,379,049)	863,175
Accumulated deficit	(313,084)	(995,334)
Accumulated other comprehensive (loss) income	(226,390)	2,586

Total stockholders' deficit	(3,911,229)	(125,703)
Total liabilities and stockholders' deficit	$5,329,009	$3,260,231

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
	Restated	Restated
Sales	$35,298,453	$30,311,924
Cost of sales	34,036,196	30,884,771
Gross profit (loss)	1,262,257	(572,847)

Operating expenses:
Selling expenses	37,546	35,350
General administrative	498,831	617,432
Bad debt expense	-	259,494
Total operating expenses	536,377	912,276
Income (loss) from operations	725,880	(1,485,123)

Other income:
Other income	13,575	18,588
Interest income	-	224
Total other income	13,575	18,812
Income (loss) before income taxes and minority interest	739,455	(1,466,311)
Foreign taxes	(57,205)	(10,389)
Income (loss) before minority interest	682,250	(1,476,700)
Minority interest in income of consolidated income	334,302	-
Net income (loss)	347,948	(1,476,700)
Other comprehensive income (loss):
Foreign currency translation adjustments	(228,976)	12,754
Comprehensive income (loss)	$118,972	$(1,463,946)
Earnings (loss) per share:
Basic	$0.10	$(0.63)
Diluted	$0.04	$(0.63)
Weighted-average number of shares outstanding
Basic	3,442,152	2,329,307
Diluted	9,421,336	2,329,307

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

									Accumulated
								Accumulated	Other
	Series A		Series B				Additional	Retained	Comprehensive
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Earnings	Income
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Loss)	Total
							Restated	Restated	Restated	Restated
Balance December 31, 2005	1,000,000	1,000	120,000	120	2,750,291	2,750	863,175	481,366	(10,168)	1,338,243

Net loss for the year	-	-	-	-	-	-	-	(1,476,700)	-	(1,476,700)

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	12,754	12,754

Balance December 31, 2006	1,000,000	1,000	120,000	120	2,750,291	2,750	863,175	(995,334)	2,586	(125,703)

Stock issued in reverse acquisition	-	-	1,175,000	1,175	450,000	450	10,398,825	-	-	10,400,450

Recapitalization for reverse acquisition	-	-	-	-	1,798,750	1,799	(14,641,049)	334,302	-	(14,304,948)

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(228,976)	(228,976)

Net income for the year	-	-	-	-	-	-	-	347,948	-	347,948

Balance December 31, 2007	1,000,000	$1,000	1,295,000	$1,295	4,999,041	$4,999	$(3,379,049)	$(313,084)	$(226,390)	$(3,911,229)

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	For the Year Ended
	December 31,
	2007	2006
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$347,948	$(1,476,700)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	18,406	1,129
Minority interest	334,302	-
Allowance for doubtful accounts	68,149	341,503
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,029,756)	148,724
Decrease (increase) in other receivables	114,158	(62,468)
(Increase) decrease in other assets	(419)	3,642
Decrease in prepaid expenses and other current assets	5,458	6,014
(Increase) in due to/from related parties	(419,940)	(44,775)
Increase in accounts payable and accrued expenses	532,859	807,279
(Decrease) in other payables	(162,440)	(37,138)
Increase in taxes payable	25,845	3,713
Increase in advances from customers	421,333	109,604

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	255,903	(199,473)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,504)	-
Retirement of property and equipment	-	4,743

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(13,504)	4,743

EFFECT OF EXCHANGE RATE ON CASH	56,298	12,754

NET INCREASE (DECREASE) IN CASH	298,697	(181,976)

CASH - beginning of year	822,908	1,004,884

CASH - end of year	$1,121,605	$822,908

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for foreign taxes	$31,361	$10,389

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

China Logistics Group, Inc. (“we”, “us”, “our” or the “Company”) is a Florida corporation and was incorporated on March 19, 1999 under the name of ValuSALES.com, Inc. The Company changed its name to Video Without Boundaries, Inc. on November 16, 2001. On August 31, 2006 the Company changed our name from Video Without Boundaries, Inc. to MediaREADY, Inc. and on February 14, 2008, the Company changed its name from MediaREADY, Inc. to China Logistics Group, Inc.

On December 31, 2007 the Company entered into an acquisition agreement to acquire a 51% interest in Shandong Jiajia International Freight & Forwarding Co., Ltd (“Shandong Jiajia”) which was a private company incorporated in the Peoples Republic of China (the “PRC”).  Prior to the acquisition of a 51% interest in Shandong Jiajia, the Company was unable to successfully penetrate the market for the production and distribution of interactive consumer electronics equipment that provided streaming digital media and video on demand (VOD) services.

The accompanying consolidated financial statements including the audited balance sheet at December 31, 2007, statement of operations and  statements of stockholders’ equity (deficit) have been restated to account for the acquisition of a 51% interest in Shandong Jiajia as a capital transaction, implemented through a reverse acquisition.  Accordingly, the historical cost basis of the assets and liabilities of Shandong Jiajia have been carried forward and the historical information presented, including the statements of operation, statement of stockholders’ equity (deficit) and statements of cash flows, are those of Shandong Jiajia.

Shandong Jiajia, formed in 1999 as a Chinese limited liability company, is an international freight forwarder and logistics management company. Shandong Jiajia, acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import or export merchandise from or into China.  Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with two additional offices in Lianyungang and Rizhao. Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha, P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines.

The accompanying consolidated financial statements include accounts of the Company and its 51% owned subsidiary, Shandong Jiajia. Intercompany transactions and balances have been eliminated in consolidation.  All share and per share information contained in this report gives proforma effect to the 1 for 40 reverse stock split of the Company’s outstanding common stock effective at the close of business on March 11, 2008.

NOTE 2- RESTATEMENT OF FINANCIAL STATEMENTS AND BASIS OF PRESENTATION

The financial statements for the year ended December 31, 2007 have been restated to correct the accounting treatment previously accorded certain transactions.

On May 19, 2008 the Company amended its Annual Report on Form 10-K/A for the year ended December 31, 2007.  On May 14, 2008, the Company’s management concluded that the consolidated financial statements for the year ended December 31, 2007, as initially filed on April 15, 2008, could no longer be relied upon due to an error in these financial statements.  On May 19, 2008, we restated our December 31, 2007 financial statements to recognize the fair value of 450,000 shares of Series B preferred stock totaling $3,780,000 which we were obligated to issue as partial compensation for consulting services rendered to us in connection with the acquisition of a 51% interest in Shandong Jiajia which was effective on December 31, 2007.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Components of this initial restatement are detailed in the following tables:

Balance sheet data as of December 31, 2007:

		Adjustment
	As Filed	To Restate	Restated
Accrued consulting fees	$-	$3,780,000	$3,780,000
	$-	$3,780,000	$3,780,000

Consolidated statements of operations for the year ended December 31, 2007:

		Adjustment
	As Filed	To Restate	Restated
Fair Value of equity instruments	$6,644,900	$3,780,000	$10,424,900
	$6,644,900	$3,780,000	$10,424,900
Net loss per common share	$(.05)	$(.03)	$(.08)

The accounting recognition given these fees in the initial amendment to the Company's Form 10-K/A, filed on May 19, 2007, was subsequently further amended to recognize these fees as a direct cost of the transaction with Shandong Jiajia, within the provision of Statement of Financial Accounting Standards No.141,  Business Combinations,  rather than an expense item as initially recorded.

On October 13, 2008 the Company’s management concluded that the consolidated financial statements for the year ended December 31, 2007, as amended, and quarterly periods ended March 31, 2008 and June 30, 2008 could no longer be relied upon due to errors in these financial statements including related disclosures.

The December 31, 2007 financial statements included in the Company’s Form 10-K filed on April 15, 2008 and the Form 10-K/A filed on May 19, 2008 incorrectly accounted for the Company’s acquisition of a 51% interest in Shandong Jiajia using the purchase method of accounting.  The December 31, 2007 Financial Statements included in this report have been restated to account for the transaction as a capital transaction, implemented through a reverse acquisition, with Shandong Jiajia being recognized as the accounting acquirer and the Company being recognized as the accounting acquiree.  Accordingly, the cost basis of the assets and liabilities of Shandong Jiajia were maintained in the consolidated financial statements and the assets and liabilities of the Company then named MediaReady, Inc. prior to the transaction are accounted for under the purchase method.  The historical records presented in the financial statements included in this report include the consolidated statements of operations, statements of stockholders’ deficit and statements of cash flows of Shandong Jiajia.

Upon further review, the Company also determined that we did not meet the definition of a business under the guidance of EITF Issue 98-3 prior to the Company’s acquisition of a 51% interest in Shandong Jiajia on December 31, 2007 but were a public shell company as of the transaction date.  Under these guidelines, no goodwill or other intangibles were recognized in the transaction.  Further, as the transaction for accounting purposes was considered the merger of a private operating company into a public shell company, the transaction was viewed and treated as a capital transaction rather than a business combination.

In addition, for the year ended December 31, 2007, the Company had incorrectly classified as expenses certain costs related to the acquisition of a 51% interest in Shandong Jiajia, with the fair value of these items recorded in the statements of operations as fair value of equity instruments.  These costs, totaling $6,644,900 set forth in the December 31, 2007 Financial Statements included in the Company’s Form 10-K filed on April 15, 2008 and $10,418,000 set forth in the Company’s December 31, 2007 Financial Statements included in the Company’s Form 10-K/A filed on May 19, 2008, have been reclassified as costs directly associated with the Company’s acquisition of a 51% interest in Shandong Jiajia under the provisions of Statement of Financial Accounting Standard No.141.

For all periods presented, the Company has restated the commitment date and the accounting and valuation methodology related to a convertible note payable to David Aubel, a principal shareholder of the Company.  The calculations and disclosures related to this convertible note were restated to recognize, on a fair value basis, the intrinsic value of shares issued by us to Mr. Aubel as repayment of the note.  The restatement treats the intrinsic value recognized by us as a receivable from Mr. Aubel due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired.

On March 11, 2008, the Company changed its name from MediaReady, Inc. to China Logistics Group, Inc. and effectuated a 1 for 40 reverse split of its common stock.  As the reverse stock split took place after December 31, 2007 but before the filing of the Company’s December 31, 2007 Financial Statements, the Company should have reflected the reverse stock split retroactively in the balance sheets and related disclosures presented as provided in the Interpretation Guidance of Staff Accounting Bulletin Topic 4:C.  We have restated the balance sheets presented and share and per share related disclosures to give retroactive effect to the 1 for 40 reverse stock split.

All share and per share information contained in this report gives retroactive effect to a 1 for 40 reverse stock split of the Company's outstanding common stock which took place on March 11, 2008.

The presentation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis. The Company has generated minimal revenue since its inception until it acquired of a 51% interest in Shandong Jiajia in December 2007. It should be noted that while the Company’s operations reflect profit for the nine month period ended September 30, 2008, the entire amount of profit resulted from one-time transactions including $764,220 for the forgiveness of debt and approximately $400,000 in recovery of bad debts previously recognized as uncollectable. Additionally, the Company has a minimal level of working capital totaling $4,257,135 at September 30, 2008, and cash used in operations totaling approximately $895,000 during the nine months ended September 30, 2008. The Company’s  ability to continue as a going concern is dependent upon the Company’s ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due, to fund possible acquisitions, and to generate profitable operations in the future.

These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for financial statements for fiscal years beginning after November 15, 2007; however, earlier application is encouraged. The Company is currently evaluating the requirements of SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115” (“SFAS 159”). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings. Statement 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the requirements of SFAS 159.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R is a revision to SFAS No. 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS No.141R retains the fundamental requirement of SFAS No. 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS No. 141R.

In December 2007, the FASB also issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements". This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. The Company is currently evaluating the requirements of SFAS No. 160.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS No.161 on our consolidated financial statements.

Revenue Recognition

We provide freight forwarding services generally under contract with our customers.  Our business model involves placing our customers’ freight on prearranged contracted transport.

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 in our revenue recognition policy.  In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is filed or determinable, and collectability is reasonably assured.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Typically our recognition of revenue is determined by our shipment/payment terms as follows:

•	When merchandise departs the shipper’s location when the trade pricing terms are CIF (cost, insurance and freight),
•	When merchandise departs the shipper’s location when the trade pricing terms are CFR (cost and freight cost), or
•	When the merchandise arrives at the destination port if the trade pricing terms are FOB (free on board) destination.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and stock based compensation, that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment", which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, share plans, performance based awards, share appreciation rights and employee share purchase plans. In March 2005 the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain Securities and Exchange Commission rules and regulations and provides the staff's views regarding the valuation of share based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the Securities and Exchange Commission adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, we fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Earnings (Losses) Per Share

Under the provisions of SFAS 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the company, subject to anti-dilution limitations.

Potentially issuable shares for the year ended December 31, 2006 were anti-dilutive and not included in diluted earnings per share.

Earning per share presented for the years ended December 31, 2007 and 2006 have been restated due to the reverse acquisition transaction with Shandong Jiajia.  The retroactive restatement is based on historical average number of weighted-average shares outstanding for the periods presented, adjusted for shares underlying convertible securities issued in the reverse acquisition transaction.

	Year ended
	December 31,
	2007	2006
Numerator:
Net Income (loss) applicable to common stockholders (A)	$347,948	$(1,476,700)

Denominator:
Denominator for basic earnings per share
Weighted average shares outstanding (B)	3,442,152	2,329,307
Denominator for diluted earnings per share
Treasury Stock method
Warrants	279,184	--
Series B preferred – unconverted	5,700,000	--

Adjusted weighted average shares outstanding (C)	9,421,336	2,329,307

Basic and Diluted Earnings Per Common Share:
Earnings per share- basic (A)/(B)	$0.10	$0.63
Earnings per share- diluted (A)/(C)	$0.04	$0.63

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible portion of accounts receivable. This estimate is based on the historical collection experience and a review of the current status of trade receivables. There is no set threshold amount or age for accounts receivable write-offs; any decision is made by senior management on an account-by-account basis.

Property and Equipment

Property plant and equipment are carried at cost less accumulated depreciation and includes expenditures, which substantially increase the useful lives of property and equipment. Maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to income.

Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets, which range from 3-5 years.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns filed through the period ended December 31, 2006 that would materially distort its financial statement. The Company’s methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns.

The Company re-assesses the validity of its conclusions regarding uncertain income tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the year ended December 31, 2007 did not have any impact on its results of operations, financial conditions or liquidity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used in the business, other than assets held for sale when events and circumstances warrant, generally in conjunction with the annual business planning cycle. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value for assets to be held and used. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Long-lived assets to be disposed of other than by sale are considered held and used until disposed of.

Customer Advances

Prepayments and advance deposits consist of prepayments by Shandong Jiajia for contracted cargo that has not yet been shipped to the recipient and for other advance deposits. These amounts are recognized as revenue as customers take delivery of goods, in compliance with its revenue recognition policy. At December 31, 2007 and 2006 customer advances totaled $683,436 and $110,559, respectively.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standard (SFAS) No. 52, “Foreign Currency Translation”, and are included in determining comprehensive income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currency into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income or loss.

The reporting currency is the U.S. dollar. The functional currency of Shandong Jiajia is the local currency, the Chinese dollar or Renminbi (“RMB”).

Comprehensive Income

We follow Statement of Financial Accounting Standards No. 130 (SFAS 103) “Reporting Comprehensive Income” to recognize the elements of comprehensive income.  Comprehensive income is comprised of net income and all changes to the statement of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.  Comprehensive income included net income and foreign currency translation adjustments.

Minority Interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses.  We, therefore, absorbed all losses applicable to a minority interest where applicable.  If future earnings do materialize, we shall be credited to the extent of such losses previously absorbed.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
Trade receivables	$3,926,546	$3,166,786
Less: allowance for doubtful accounts	(794,715)	(1,262,902)
	$3,131,831	$1,903,884

NOTE 6 - CONVERTIBLE NOTE PAYABLE-DAVID AUBEL, RELATED PARTY

The Company has relied heavily on advances from Mr. David Aubel, a principle shareholder of the Company, to fund its operations.  Mr. Aubel has never held a position as an officer or director of the Company.  Mr. Aubel has, over the years, executed a number of convertible debt agreements and related amendments addressing the collateral arrangements and repayment terms covering his advances.  These agreements and related amendments, provided for the repayment of these obligations through the issuance of common stock of the Company at substantial discounts from the then prevailing market price.

On December 3, 2005, the Company entered into an argument with Mr. Aubel which provided for the conversion of his obligation:

•	For the first and second quarters of 2005 at $0.01 per share;

•	For the third quarter 2005 at 20% of the closing price on the date of conversion; and

•	For the fourth quarter 2005 and beyond at 40% of the closing price on the date of conversion

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Under the provision of Emerging Issue Task Force (“EITF”) 98-5 and EITF 00-27, the Company determined that the agreement with Mr. Aubel contained an embedded conversion feature which should be valued separately at issuance.  Further, as Mr. Aubel’s December 3, 2005 agreement with the Company contained no stated redemption date (due on demand) and the notes were convertible at the option of investor, the resulting discount from market was recognized immediately.

As summary of the intrinsic value, the difference between the conversion price Mr. Aubel paid and the fair value of the Company’s common stock on the commitment date, December 3, 2005, is as follows:

Funds advanced by Mr. Aubel:

	Funds	Intrinsic
Year	Advanced	Value
2005	$160,000	$240,000
2006	1,730,168	2,595,251
2007	874,164	1,311,246
	$2,764,332	$4,146,497

A summary of the intrinsic value of shares actually paid to Mr. Aubel against his note for three years ended December 31, 2007 is as follows:

Year	Number of Shares Converted	Amount of Note Reduction	Intrinsic Value
2005	32,100,000	$698,000	$14,829,000
2006	23,700,000	1,442,000	2,319,000
2007	71,800,000	1,751,720	2,821,280
Total	127,600,000	$3,894,720	$19,969,280

Based on the Company’s review of the facts and circumstances surrounding the agreements with Mr. Aubel and in connection with the restatement of the Company’s financial statements, the Company believed the appropriate accounting treatment was to record a receivable due from Mr. Aubel for the intrinsic value of the shares tendered due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired as collection was not reasonably assured.

During the first quarter of 2008, the Company issued Mr. Aubel 2,864,606 shares of its common stock in full payment of the then $2,521,379 balance of his note.  The shares issued to Mr. Aubel had a fair value $659,432 less than the obligation settled.  This difference was recorded as a contribution to capital rather than a gain on the debt settlement. We are evaluating any rights we may have to seek damages against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006, consisted of the following:

	Useful Lives	2007	2006
Computer equipment	4 years	$228,707	$-
Software	3 years	361,861	-
Furniture and equipment	4-5 years	116,583	82,812
Total:		707,151	82,812
Less: accumulated depreciation		(660,529)	(50,309)
		$46,622	$50,309

For the years ended December 31, 2007, and 2006, depreciation expense totaled $18,406 and $1,129, respectively.

NOTE 8 – STOCK OPTIONS

On December 31, 2007 the Company granted three-year stock options to purchase 2,000,000 shares of common stock at an exercise price of $.30 per share as partial consideration for the acquisition of a 51% interest in Shandong Jiajia. The options were fully vested on the date of grant and are exercisable within 3 years of the date of grant at an exercise price of $0.30 per share.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company has adopted the “Black Scholes” pricing model to book the estimated fair value of the stock options totaling $480,000 under the provisions of SFAS No. 123 (R).

The following assumptions were made in estimating fair value:

Risk-free rate	2.5%
Expected Volatility	175%
Life	3 years
Dividend yield	0%

At December 31, 2007 no options had been exercised.

NOTE  9 – CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. As of December 31, 2007, bank deposits in the United States did not exceed federally insured limits. At December 31, 2007, the Company had deposits of $1,100,000 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in such bank accounts through December 31, 2007.

NOTE 10 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments are cash, accounts receivable, accounts payable, accrued expenses, accrued compensation, and notes payable. The recorded values of cash, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximates their fair values based on their short-term nature. The fair value of notes payable is based on current rates at which the Company could borrow funds with similar remaining maturities, and the carrying amount approximates fair value.

NOTE 11 – REVERSE ACQUISITION

On December 31, 2007, the Company entered into an acquisition argument with the shareholders of Shandong Jiajia to acquire a 51% interest in that company.  This transaction was initially recorded and reported as an acquisition of Shandong Jiajia under the guidance of SFAS 141.  After further review of the transaction, including post transaction ownership, the transaction was deemed a capital transaction, implemented through a reverse acquisition.  Accordingly, our financial statements have been restated, with the cost basis of the assets and liabilities of Shandong Jiajia being maintained in the consolidated financial statements and the assets and liabilities of the Company prior to the transaction (then named MediaReady, Inc.), being accounted for under the purchase method.  The historical records presented, which includes our consolidated statements of operations, statements of stockholders’ deficit and statements of cash flows, are those of Shandong Jiajia.

Total cost associated with Shandong Jiajia transaction:

To Shareholders of Shandong Jiajia:
Cash consideration	$1,040,816
Series A preferred stock (1,000,000 shares)	2,100,000
Series B preferred stock (120,000 shares)	960,000
Options to purchase common stock	480,000
4,580,816
Other Costs
Consulting agreement with Capital One Resources (450,000 common stock)	548,000
Consulting and acquisition finder agreement with Capital One Resources (450,000 Series B preferred shares)	3,780,000
Finders agreement with Mr. Weindong Wong (35,000 Series B preferred shares)	294,000
Finders agreement with Dragon Venture (Shanghai) Capital Management Co. (240,000 Series B preferred shares)	2,016,000
Consulting agreement with China Direct, Inc. (450,000 Series B preferred shares)	3,780,000
$14,998,816

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The value of the Series A preferred stock and Series B preferred stock were based on the fair value of the common stock to be issued upon conversion at December 31, 2007 as follows:

One share of Series A preferred stock converts into 100 shares of common stock

One share of Series B preferred stock converts into 400 shares of common stock

On March 28, 2008 shareholders holding the Series A preferred stock converted into 2,500,000 shares of common stock, no Series A preferred stock remain outstanding. On March 28, 2008 shareholders holding the Series B preferred stock issued to the shareholders of Shandong Jiajia converted into 1,200,000 shares of the Company’s common stock.

A condensed balance sheet showing the amount assigned to each major asset and liability caption of Shandong Jiajia at December 31, 2007 (transaction date) is as follows:

Assets
Cash	$1,121,390
Accounts receivable	3,131,831
Due from related parties	511,435
Other assets	365,400
5,130,056
Liabilities
Accounts payable	(3,580,822)
Customer advances	(683,436)
Due to related parties	(229,252)
Other liabilities	(308,974)
(4,802,484)
Net assets	327,572
Capital infusion	1,040,816
Total net assets after infusion	$1,368,388

Minority interest recognized equaled $670,510 ($1,368,388 x 49%).

NOTE  12 – STOCKHOLDERS’ EQUITY

Share and per share figures in the report have been retroactively restated to give effect to the reverse split.

On April 5, 2006 the Company increased its authorized common stock from 100 million to 200 million shares and on March 11, 2008 further increased its authorized common stock to 500 million shares and additionally combined the common stock on the basis of one share for each forty shares issued and outstanding.

During the year ended December 31, 2006 a related party, Mr. David Aubel, converted $1,445,000 in convertible notes payable into 592,500 shares of common stock at prices ranging $1.60 to $3.60 per share.

During the year ended December 31, 2006 the Company issued 3,625 shares of common stock to third parties and employees for services rendered at prices ranging $4.00 to $5.60 per share, for a total of $19,900.

During the year ended December 31, 2006 the Company recognized the fair market value of 7,500 shares of common stock to be issued to an employee under an employment agreement and expensed a total of $43,500 at $5.80 per share. On April 11, 2007 the Company was released from all obligations under the employment agreement.

During the year ended December 31, 2006 the Company recognized the estimated fair market value of 2,500 stock warrants issued to an employee under an employment agreement, using the Black Scholes model and expensed a total of $10,000 at $4.00 per warrant share.

During the year ended December 31, 2006 the Company recognized the estimated fair market value of 110,000 stock warrants to be issued to a third party under a service agreement, using the Black Scholes model and expensed a total of $396,000 at $3.60 per warrant share.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the year ended December 31, 2007 the Company issued 1,000,000 of Series A preferred stock to finance the purchase of a 51% interest in a company incorporated in the People Republic of China at a fair value of $2.10 per share, for a total of $2,100,000.

During the year ended December 31, 2007 the Company issued 120,000 shares of Series B preferred stock as partial compensation in connection with the acquisition of a 51% interest in Shandong Jiajia at $8.00 per share, for a total of $960,000.

During the year ended December 31, 2007 in connection with the Shandong Jiajia transaction the Company issued an additional 725,000 shares of Series B preferred stock to third parties for services rendered at a fair value of $8.40 per share, for a total of $6,090,000.

During the year ended December 31, 2007 a related party, Mr. David Aubel, converted $1,768,520 in convertible notes payable into 1,795,000 shares of common stock at prices ranging $.280 to $2.00 per share.

During the year ended December 31, 2007 the Company president converted $193,500 in accrued compensation into 135,000 shares of common stock at $1.44 per share.

During the year ended December 31, 2007 the Company granted stock options to purchase 2,000,000 shares of common stock to finance the purchase of a 51% interest in a company incorporated in the Peoples Republic of China, at a fair value of $480,000.

On April 11, 2007 the Company was released from an obligation to issue 18,000 shares of common stock to an employee under an employment agreement. Accordingly, during the year ended December 31, 2007 the Company reversed the amounts expensed for the fair market value of the stock during the years ended December 31, 2006, 2005 and 2004, respectively, for a total of $221,100.

During the year ended December 31, 2007 in connection with the Shandong Jiajia transaction, the Company recognized the fair market value of 200,000 shares of common stock to be issued to a third party for services rendered at $.84 per share, for a total of $168,000.

During the year ended December 31, 2007 the Company issued 2,500 shares of common stock to an employee for services rendered at $2.60 per share, for a total of $6,500.

During the year ended December 31, 2007 the Company issued 328,750 shares of common stock to third parties for services rendered at prices ranging $1.48 to $4.40 per share, for a total of $606,950.

During the year ended December 31, 2007 the Company cancelled 12,500 shares held in treasury at $15.00 per share, for a total of $187,500.

On March 11, 2008 the Company increased its authorized preferred stock from 5 million to 10 million shares.

The number of shares of Series A preferred stock shall be limited to 1,000,000, with a par value of $.001 per share. In the event of any liquidation, dissolution or winding up of the Company the holders are entitled to receive, out of legally available assets, a liquidation preference of $.001 per share, and no more, before any payment or distribution is made to the holders of the Company’s common stock. Holders shall have 250 votes per share and will be entitled to vote on any and all matters brought to a vote of stockholders of common stock. Each share is convertible into 100 shares of common stock.

The number of shares of Series B preferred stock shall be limited to 1,295,000, with a par value of $.001 per share. In the event of any liquidation, dissolution or winding up of the Company the holders are entitled to receive, out of legally available assets, a liquidation preference other than to the Series A Preferred  holders of $.001 per share, and no more, before any payment or distribution is made to the holders of the Company’s common stock. Holders shall have no votes per share except as otherwise provided by law. Each share is convertible into 400 shares of common stock.

On March 28, 2008 all outstanding Series A preferred stock and Series B preferred stock were converted into common stock, no Series A preferred stock or Series B preferred stock remain outstanding.

NOTE 13  – RELATED PARTIES

During the years ended December 31, 2007 and 2006 the Company expensed $200,000 in each year for the salary of the President. At December 31, 2007 a total of $446,985 for the period January 1, 2002 through December 31, 2007 was unpaid and has been accrued under current liabilities. Additionally, during the year ended December 31, 2007 a total of $193,500 in accrued salary was converted into 135,000 shares of common stock.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On December 31, 2007, the Company was due $511,435 from Shandong Huibo Import & Export, Ltd., a 24.3% shareholder in Shandong Jiajia.   The loans were unsecured, non-interest bearing and repayable on demand.

On December 31, 2007, the Company had an amount of $229,252 due to Xiangfen Chen who is the general manager of Shandong Jiajia Xiamen branch. The loans were unsecured, non-interest bearing and repayable on demand. Shandong Jiajia used the funds for general working capital.

On December 31, 2007, the Company had a commitment to Xiangfen Chen for the lease of the Company's branch office in Xiamen City, China, totaling $1,459 per year.

There are no assurances that the terms of the transactions with these related parties are comparable to terms the Company could have obtained from unaffiliated third parties.

NOTE   14 – INCOME TAXES

The Company’s subsidiary Shandong Jiajia incorporated and operating in China is governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax). Commencing January 2008, the PRC Income Tax rate was reduced to a maximum of 25% (inclusive of state and local income taxes) for all companies.

The components of income (loss) before income tax consist of the following:

	Year Ended December 31,
	2007	2006
US Operations	$-	$-
Chinese Operations	739,455	(1,466,311)
	$739,455	$(1,466,311)

The components of the provision (benefit) for income taxes are as follows:

	Year Ended December 31,
	2007	2006
US Operations	$-	$-
Chinese Operations	57,205	10,389
	$57,205	$10,389

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

	Year Ended December 31,
	2007	2006
Income tax provision (benefit) at Federal statutory rate	$259,000	$(513,000)
State income taxes, net of Federal Benefit	34,000	(67,000)
Permanent differences	-	-
U.S. tax rate in excess of foreign tax rate	(49,000)	97,000
Abatement of foreign income taxes	(187,000)	494,000
Tax provision (benefit)	$57,000	$11,000

The Company has a net operating loss (“NOL”) carryforward for United States income tax purposes at December 31, 2007 and 2006 expiring through the year 2027. The utilization of the Company’s NOL’s may be limited because of a possible change in ownership as defined under Section 382 of Internal Revenue Code.

On December 31, 2007 the Company acquired a 51% interest in Shandong Jiajia, a PRC company. This acquisition was treated as a recapitalization of the Company, with Shandong Jiajia recognized as the accounting acquirer. Accordingly, the tax provisions recorded above are those of Shandong Jiajia. The Company’s US parent, China Logistics Group, Inc., are not reflected in the above tax calculations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized, a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. The Company’s US parent, China Logistics Group, Inc., deferred tax asset are included below and have been fully reserved with a valuation allowance as management of the Company has not determined if realization of these assets are to occur in the future. In addition, management has determined that the acquisition of 51% of Shandong Jiajia might have limited the utilization of the Company’s NOL for US Federal and State income tax purposes, due to a possible change in ownership as defined under Section 382 of Internal Revenue Code.

The Company’s deferred tax assets as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Federal net operating loss carryforward	$3,700,000	$3,500,000
State net operating loss carryforward	600,000	55,000
Provisions	-	545,000
Timing differences	167,000	246,000
	4,467,000	4,841,000
Valuation allowance	(4,467,000)	(4,841,000)
Tax provision (benefit)	$-	$-

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns filed through the period ended December 31, 2006 that would materially distort its financial statement. The Company’s methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns.

The Company re-assesses the validity of its conclusions regarding uncertain income tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the year ended December 31, 2007 did not have any impact on its results of operations, financial conditions or liquidity.

NOTE 15  – COMMON STOCK WARRANTS

At December 31, 2007 and 2006, the Company had outstanding warrants to purchase 110,000 and 7,500 shares of common stock, at an exercise price of $6.80  and $52.00  per warrant share, respectively. The Company adopted the provisions of SFAS No. 123R to compute an estimated fair value of $527,000 for the stock warrants using the “Black Scholes” model at December 31, 2007 and 2006 and reserved 117,500 shares for the exercise of the stock warrants. The following assumptions were made in estimating fair value:

Risk-free rate	4.45%
Volatility	96%

The following table summarizes the stock warrant activity:

Number of Shares
2004
Warrants granted (five year term expiring April 2, 2009)	2,500
Warrants exercised	—

2005
Warrants granted (five year term expiring April 2, 2010)	2,500
Warrants exercised	—

2006
Warrants granted (three year term expiring May 15, 2009)	110,000
Warrants exercised	—

2006
Warrants granted (five year term expiring April 2, 2011)	2,500
Warrants exercised	—
117,500

NOTE 16 – COMMITMENTS

On June 1, 2007 Shandong Jiajia entered into a one year lease with a shareholder of Shandong Jiajia for a property in the Peoples Republic of China. The base annual rental is $37,585 per annum.

On November 1, 2003 the Company entered into a sixty two month lease of a property in the Peoples Republic of China at a base rent of $18,863 per annum

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following is a schedule of minimum future rentals on the operating leases:

Year ending December 31, 2008	$62,533

On April 2, 2004 the Company entered into a three-year employment agreement with its Chief Technology Officer, with automatic one-year extensions after the expiry of the initial term. The terms of the agreement called for a minimum salary of $180,000 per annum. The agreement also provided for a signing on bonus of $50,000, a minimum annual bonus equal to the lesser of the base salary or 15% of the gross profit as agreed or determined in accordance with generally accepted accounting principles, and participation in other compensation plans and programs for the Company’s senior executives. The agreement further called for the issue of 100,000 shares of common stock upon the signing of the agreement and a further 150,000 shares of common stock to be vested and delivered in fifty thousand share lots in three equal installments through the first year following the execution of the agreement. Under the agreement 100,000 and 150,000 shares had been issued during the years ended December 31, 2005 and 2004, respectively. At each anniversary of the effective date the Company was required issue the executive five-year warrants to purchase at least 100,000 shares of common stock, with the exercise price being set within the 30 days prior to each anniversary. The Company elected not to renew the contract after the April 2007 expiration date.

On August 15, 2004 the Company entered into a three-year employment agreement with its Executive Vice-President – Sales and Marketing, with automatic one-year extensions after the expiration of the initial term. The terms of the agreement called for a minimum annual salary of $150,000 per annum. The agreement also provided for a minimum annual bonus of between 50% and 100% of base salary based on certain criterion to be agreed between the executive and the Company, and a further bonus of 2% of the gross profit of the Company as agreed or determined in accordance with generally accepted accounting principles. The agreement further called for the issue of 120,000 shares of common stock upon signing of the agreement. At each anniversary of the effective date the Company was required to issue the executive 300,000 shares of common stock for the three-year period of his employment. On April 11, 2007 the Company was released from all obligations under the employment agreement.

In December 2007 we entered into a consulting agreement with China Direct Investments, Inc., a subsidiary of China Direct, Inc., under which we are obligated to issue 450,000 shares of our Series B preferred stock, valued at $3,780,000, as compensation for its services to us in conjunction with the transaction pursuant to the terms of a consulting agreement entered into in December 2007.  Upon issuance, these shares of Series B preferred stock will be immediately convertible into 4,500,000 shares of our common stock.

NOTE 17 – REGIONS

The table below presents information by operating regions for the year ended December 31, 2007.

	Sales	Net Assets
United States	$—	$198,953
Peoples Republic of China	35,298,453	5,130,056
	$35,298,453	$5,329,009

For the year ended December 31, 2006 all operations were within the Peoples Republic of China.

NOTE 18 – CONTINGENCIES

On August 11, 2004 (with an effective date of June 1, 2004) the Company entered into a stock purchase agreement with Mr. James Joachimczyk, the sole shareholder of Graphics Distribution, Inc., a privately held company engaged in the business of selling and distributing electrical products. The principal terms of the agreement provide for the Company to acquire all of the issued and outstanding shares of the acquired entity for a purchase price of $1,500,000 plus the issuance of 1,000,000 common stock shares in the acquiring entity. Additional considerations included in this stock purchase agreement require the Company to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the stock purchase agreement. The Company, at time of closing, gave its initial deposit of $350,000, but has defaulted on the remaining balance due and is also in default of the collateralization provision.

Management has written off the deposit of $350,000 and the seller has informally agreed to forbear from any action at this time. Management anticipates, but cannot assure that a settlement will be forthcoming and that the Company loss will consist of their forfeited deposit. On December 31, 2007, David Aubel, a principal shareholder of the Company personally guaranteed any and all liabilities resulting from the stock purchase agreement.

We are evaluating any rights the Company may have to file a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,379 which the Company redeemed for 2,864,606 shares of its common stock in March, 2008 pursuant to the terms of the December 2007 agreement entered into by the Company to acquire a 51% interest in Shandong Jiajia.

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19 – SUBSEQUENT EVENTS

In March 2008 we issued Mr. Harrell, our CEO, 581,247 shares of our common stock in satisfaction of approximately $419,000 of accrued compensation due him. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In March 2008 we also issued to Mr. David Aubel, a principle shareholder of the Company 2,864,606 shares of our common stock in satisfaction of a $2,521,379 convertible note and loan due to him from the Company. Mr. Aubel, is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of that act.

In March 2008 the holders of shares of our Series A Convertible preferred stock and Series B Convertible preferred stock converted those shares into shares of our common stock pursuant to the designations, rights and preferences of those securities, including:

·           three individuals, who included Messrs. Wei Chen and Hui Liu, minority shareholders, officers and directors of Shandong Jiajia, who owned 1,000,000 shares of our Series A Convertible preferred stock converted those shares into an aggregate of 2,500,000 shares of our common stock; and

·           three individuals and two entities, which included Mr. Chen, who owned 725,000 shares of Series B Convertible preferred stock converted those shares into an aggregate of 8,450,000 shares of our common stock.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$523
Legal Fees and Expenses*	50,000
Accounting Fees and Expenses*	7,500
Financial Printing*	2,500
Transfer Agent Fees*	500
Blue Sky Fees and Expenses*	150
Miscellaneous*	827
TOTAL	$62,000
———————
*	Estimated

Item 14.                 Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 15.                 Recent Sales of Unregistered Securities.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In January 2006 we issued Mr. David Aubel, a principal shareholder of our company, 62,500 shares of our common stock in satisfaction of approximately $225,000 due him under a convertible note and a loan.  Mr. Aubel is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In April 2006 we issued Mr. David Aubel 67,500 shares of our common stock in satisfaction of approximately $205,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006 we issued Mr. David Aubel 67,500  shares of our common stock in satisfaction of approximately $178,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006 we issued 3,375 shares of our common stock to First Equity Group as compensation for consulting services valued at $18,900. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In July 2006 we issued Mr. Aubel an aggregate of 165,000 shares of our common stock in satisfaction of approximately $423,600 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2006 we issued an aggregate of 250 shares of our common stock to Messrs. Philip Wiebe and David Creech as compensation for consulting services valued at $1,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In September 2006 we issued Mr. Aubel 112,500 shares of our common stock in satisfaction of approximately $225,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In October 2006 we issued Mr. Aubel an aggregate of 117,500 shares of our common stock in satisfaction of approximately $188,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2007  we issued Mr. Aubel an aggregate of 170,000 shares of our common stock in satisfaction of approximately $319,500 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In February 2007 we issued an aggregate of 5,000 shares of our common stock to Mr. Charles Garango as compensation for consulting services valued at $44,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In February 2007 we issued Mr. Aubel an aggregate of 130,000 shares of our common stock in satisfaction of approximately $218,400 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2007 we issued an aggregate of 5,000 shares of our common stock to Messrs. Harry Brooks and Leonard Lauren as compensation for consulting services valued at $22,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In April 2007 we issued Mr. Aubel an aggregate of 272,500 shares of our common stock in satisfaction of approximately $353,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2007 we issued Mr. Aubel 142,500 shares of our common stock in satisfaction of approximately $157,320 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2007 we issued 6,250 shares of our common stock as compensation to Ms. Tara Catanzaro for consulting and legal services valued at $178,750. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In May 2007 we also issued 62,500 shares of our common stock valued at $168,000 to China Direct Investments, Inc. as compensation for it services under the term of a consulting agreement entered into with that entity in May 2007.  China Direct Investments, Inc., a subsidiary of China Direct, Inc., a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2007 we issued Mr. Aubel 125,000 shares of our common stock in satisfaction of approximately $120,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In July 2007 we issued Mr. Aubel 155,000 shares of our common stock in satisfaction of approximately $148,800 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007 we issued Mr. Aubel an aggregate of 350,000 shares of our common stock in satisfaction of approximately $234,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007 we issued Mr. V. Jeffrey Harrell, our CEO, 3,750 shares of our common stock valued at $215,000 as compensation for his services to us in lieu of a salary. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2007 we issued Mr. Aubel 200,000 shares of our common stock in satisfaction of approximately $120,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2007 we issued 2,500 shares of our common stock to Mr. Oliver Turnquest as compensation for consulting services valued at $3,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In September 2007 we issued 250,000 shares of our common stock to Capital One Resource Co., Ltd. as compensation for consulting services valued at $380,000 under the terms of a consulting agreement entered into with that entity in September 2007. Capital One Resource Co, Ltd., a subsidiary of China Direct, Inc., a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In October 2007 we issued Mr.  Aubel 150,000 shares of our common stock in satisfaction of approximately $60,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In December 2007 we issued Mr. Aubel an aggregate of 100,000 shares of our common stock in satisfaction of approximately $20,400 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

On December 31, 2007 we issued Messrs. Liu and Chen, principals of Shandong Jiajia, an aggregate of 1,000,000 shares of our Series A Convertible Preferred Stock as partial consideration for our acquisition of 51% of that entity. In connection with the transaction, we issued an aggregate of 837,500 shares of our Series B Convertible Preferred Stock valued at $7,035,000 as compensation to consultants and finders in the transaction. On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Convertible Preferred Stock. All of these issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In March 2008 we issued Mr. Harrell, our former CEO, 581,247 shares of our common stock in satisfaction of approximately $419,000 of accrued compensation due him. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2008 we also issued Mr. Aubel 2,864,606 shares of our common stock in satisfaction of $2,521,379 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Finally, in March 2008 the holders of shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock converted those shares into shares of our common stock pursuant to the designations, rights and preferences of those securities, including:

•
three individuals, who included Messrs. Wei Chen and Hui Liu, minority shareholders, officers and directors of Shandong Jiajia, who owned 1,000,000 shares of our Series A Convertible Preferred Stock converted those shares into an aggregate of 2,500,000 shares of our common stock; and

•
three individuals and two entities, which included Mr. Chen, who owned 725,000 shares of Series B Convertible Preferred Stock converted those shares into an aggregate of 8,450,000 shares of our common stock.

The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

In April 2008, we completed the private placement of 15.113 units of our securities at an offering price of $250,000 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The purchasers of the units are accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering. We paid Skyebanc, Inc., a broker-dealer and a member of FINRA, a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock as compensation for services to us. We also paid due diligence fees to certain investors or their advisors in connection with this offering as well as legal fees for investors' counsel. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3,359,187.

In June, 2008 we issued 450,000 shares of Series B Convertible Preferred Stock China Direct, Inc., a principal shareholder, as compensation for consulting services valued at $3,780,000 under the terms of a consulting agreement entered into with that entity in December 2007.  The recipient was an accredited investors and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Item 16.                 Exhibits and Financial Statement Schedules.

The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (1)
3.3	Articles of Amendment (5)
3.4	Articles of Amendment (2)
3.5	Form of Articles of Amendment (10)
3.6	Bylaws (1)
4.1	Trilogy Capital Partners, Inc. Warrant Agreement dated June 1, 2006(3)
4.2	Form of common stock purchase warrant issued to Mr. Chen (12)
4.3	Form of common stock purchase warrant issued in the 2008 Unit Offering (13)
5.1	Opinion of Schneider Weinberger & Beilly LLP **
10.1	Debt Conversion Agreement with David Aubel dated December 3, 2005 (4)
10.2	Amendment to Debt Conversion Agreement with David Aubel dated May 15, 2006 (6)
10.3	Consulting and Management Agreement dated May 22, 2007 with China Direct Investments, Inc. (7)
10.4	Consulting and Management Agreement dated September 5, 2007 with Capital One Resource Co., Ltd (8)
10.5	Acquisition Agreement dated as of December 31, 2007 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding (Logistics Co.) Ltd., and Messrs. Hui Liu and Wei Chen (2)
10.6	Finder's Agreement dated as of December 31, 2007 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (2)
10.7	Consulting Agreement dated as of December 31, 2007 between MediaREADY, Inc. and China Direct, Inc. (2)
10.8	Form of Amendment to Acquisition Agreement dated as of January 28, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Co., Ltd., and Messrs. Hui Liu and Wei Chen (9)
10.9	Form of Amendment to Finder's Agreement dated as of January 28, 2008 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (9)

10.10	Form of Amendment to Acquisition Agreement dated as of March 13, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Co., Ltd., and Messrs. Hui Liu and Wei Chen (11)
10.11	Lease Agreement between China Logistics Group, Inc. and ETI International, Inc.**
10.12	Form of Subscription Agreement for 2008 Unit Offering (13)
10.13	Lease Agreement between Wei Chen and Shandong Jiajia International Freight & Forwarding Co. Ltd. (14)
10.14	Lease Agreement dated December 31, 2008 between Shandong Jiajia International & Freight Forwarding Co., Ltd. and Shandong Import & Export Co., Ltd.*
10.15	Assumption Agreement dated December 31, 2007 between David Aubel and MediaReady, Inc. *
10.16	Conversion Agreement dated March 20, 2008 between V. Jeffrey Harrell and China Logistics Group, Inc. (16)
10.17	Conversion Agreement dated March 20, 2008 between David Aubel and China Logistics Group, Inc. (16)
10.18	Form of promissory note in the principal amount of $561,517.27 dated January 1, 2003 issued by Video Without Boundaries, Inc. to Mr. David Aubel (15)
10.19	Form of Security Agreement dated May 23, 2001 between Valusales.com, Inc. and Mr. David Aubel (15)
14.1	Code of Business Conduct and Ethics (12)
21.1	Subsidiaries of the Registrant (12)
23.1	Consent of Sherb & Co. LLP *
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1) **
———————
*	filed herewith
**	previously filed

(1)	Incorporated by reference to the registration statement on Form 10-SB, SEC File No. 0-31497 as filed with the Securities and Exchange Commission on September 11, 2000, as amended.
(2)	Incorporated by reference to the Current Report on Form 8-K as filed on January 7, 2008.
(3)	Incorporated by reference to the Current Report on Form 8-K as filed on June2, 2006.
(4)	Incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2004.
(5)	Incorporated by reference to the Current Report on Form 8-K as filed on September 27, 2006.
(6)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended September 30, 2006.
(7)	Incorporated by reference to the Current Report on Form 8-K as filed on May 23, 2007.
(8)	Incorporated by reference to the Current Report on Form 8-K as filed on September 10, 2007.
(9)	Incorporated by reference to the Current Report on Form 8-K as filed on January 31, 2008.
(10)	Incorporated by reference to the definitive information statement on Schedule 14C as filed on February 14, 2008.
(11)	Incorporated by reference to the Current Report on Form 8-K as filed on March 18, 2008.
(12)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2007.
(13)	Incorporated by reference to the Current Report on Form 8-K as filed on April 24, 2008.
(14)	Incorporated by reference to the Quarterly Report on Form 10-0Q/A (Amendment No. 1) for the period ended June 30, 2008.
(15)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2008.
(16)	Incorporated by reference to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended March 31, 2008.

Item 17.                      Undertakings.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, China on January 23, 2009.

China Logistic Group, Inc.

By:	/s/ Wei Chen
Wei Chen, Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wei Chen Wei Chen	Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, principal executive officer and principal financial and accounting officer	January 23, 2009

/s/ Hui Liu Hui Liu	Director	January 23, 2009